Exhibit 10.22

EXECUTION VERSION

ABL INTERCREDITOR AGREEMENT

dated as of

August 13, 2018,

among

BANK OF AMERICA, N.A.,

as ABL Agent,

ROYAL BANK OF CANADA,

as First Lien Term Loan Agent,

FOUNDATION BUILDING MATERIALS HOLDING COMPANY LLC,

as Lead Borrower,

FBM ALPHA LLC,

as Holdings,

the Subsidiaries of Holdings

from time to time party hereto and

each other party from time to time party hereto.

THIS IS THE “ABL INTERCREDITOR AGREEMENT” REFERRED TO IN THE SPECIFIED COLLATERAL DOCUMENTS, THE ABL CREDIT AGREEMENT, THE FIRST LIEN CREDIT AGREEMENT (EACH AS DEFINED HEREIN) AND THE OTHER SECURITY DOCUMENTS REFERRED TO IN SUCH CREDIT AGREEMENTS.

SECTION 6.	INSOLVENCY OR LIQUIDATION PROCEEDINGS	43

6.1	DIP Financing	43

6.2	Relief from the Automatic Stay	44

6.3	Adequate Protection	44

6.4	Post-Petition Interest	46

6.5	Avoidance Issues	47

6.6	Application	48

6.7	Waivers	48

6.8	Separate Grants of Liens	48

6.9	Asset Sales	49

SECTION 7.	PURCHASE OPTIONS	49

7.1	Notice of Exercise	49

7.2	Purchase and Sale	50

7.3	Payment of Purchase Price	50

7.4	Limitation on Representations and Warranties	51

SECTION 8.	RELIANCE; WAIVERS; ETC.	52

8.1	Reliance	52

8.2	No Warranties or Liability	52

8.3	Obligations Unconditional	53

SECTION 9.	MISCELLANEOUS	53

9.1	Conflicts	53

9.2	Term of this Agreement; Severability	54

9.3	Amendments; Waivers	54

9.4	Information Concerning Financial Condition of the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, the other ABL Borrowers and the Subsidiaries	57

9.5	Subrogation	58

9.6	Application of Payments	59

9.7	Consent to Jurisdiction; Waivers	59

9.8	Notices	60

9.9	Further Assurances	60

9.10	Governing Law	60

9.11	Specific Performance	60

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9.12	Section Titles	61

9.13	Counterparts	61

9.14	Authorization	61

9.15	No Third Party Beneficiaries; Successors and Assigns	61

9.16	Effectiveness	61

9.17	ABL Agent and Term Loan Agents	62

9.18	Limitation on Term Loan Agents’ and ABL Agent’s Responsibilities	62

9.19	Relationship with Other Intercreditor Agreements	62

9.20	Relative Rights	63

9.21	Additional Grantors	63

EXHIBITS:

Exhibit A	Form of Intercreditor Agreement Joinder

3

THIS ABL INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of August 13, 2018, among Bank of America, N.A. (“BofA”), in its capacities as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “ABL Agent”) for the financial institutions, lenders and investors party from time to time to the ABL Credit Agreement referred to below, ROYAL BANK OF CANADA (“Royal Bank”), in its capacities as administrative agent and collateral agent (together with its successors and assigns in such capacities, the “First Lien Term Loan Agent”) for the financial institutions, lenders and investors party from time to time to the First Lien Credit Agreement referred to below, FBM ALPHA LLC, a Delaware limited liability company (including its permitted successors, “Holdings”), FOUNDATION BUILDING MATERIALS HOLDING COMPANY LLC, a Delaware limited liability company (including its permitted successors, the “Lead Borrower”), each Subsidiary of Holdings party hereto on the date hereof and each Subsidiary of Holdings that hereafter becomes a party hereto pursuant to Section 9.21 hereof.

RECITALS

A. Pursuant to that certain ABL Credit Agreement dated as of the date hereof (the “ABL Credit Agreement”) among Holdings, the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers (as defined in the ABL Credit Agreement) party thereto from time to time (together with the Lead Borrower and the Canadian Borrowers, the “ABL Borrowers”), the ABL Lenders, the ABL Agent, and the other parties thereto, the ABL Lenders have agreed to make certain loans and other extensions of credit to or for the account of the ABL Borrowers.

B. As a condition to the effectiveness of the ABL Credit Agreement and to secure the obligations of the ABL Borrowers and the ABL Guarantors under and in connection with the ABL Loan Documents, the ABL Borrowers and the ABL Guarantors have granted to the ABL Agent (for the benefit of the ABL Lenders) Liens on the ABL Collateral.

C. Pursuant to that certain Term Loan Credit Agreement dated as of the date hereof (the “First Lien Credit Agreement”) among Holdings, the Lead Borrower, the First Lien Term Loan Lenders and the First Lien Term Loan Agent, the First Lien Term Loan Lenders have agreed to make certain loans to the Lead Borrower.

D. As a condition to the effectiveness of the First Lien Credit Agreement and to secure the obligations of the Lead Borrower and the First Lien Term Loan Guarantors under and in connection with the First Lien Term Loan Documents, the Lead Borrower and the First Lien Term Loan Guarantors have granted to the First Lien Term Loan Agent (for the benefit of the First Lien Term Loan Lenders) Liens on the Term Loan Collateral.

E. Each of the ABL Agent (on behalf of the ABL Lenders), the First Lien Term Loan Agent (on behalf of the First Lien Term Loan Lenders) and, by their acknowledgment hereof, the ABL Loan Parties and the First Lien Term Loan Parties,

desire to agree to the relative priority of Liens on the Collateral and certain other rights, priorities and interests as provided herein.

AGREEMENT

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. DEFINITIONS.

1.1 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Agent” shall have the meaning assigned to that term in the preamble to this Agreement.

“ABL Borrowers” shall have the meaning assigned to that term in the recitals.

“ABL Canadian Collateral Agreement” shall mean the Canadian ABL Guarantee and Collateral Agreement dated as of the date hereof among the Canadian Loan Parties and the ABL Agent.

“ABL Cash Management Bank” shall mean any “Qualified Counterparty” or “Other Qualified Counterparty” (each as defined in the ABL Credit Agreement) holding any ABL Claims constituting ABL Lender Cash Management Obligations.

“ABL Claims” shall mean the aggregate of (i) 110% of the principal amount of all Indebtedness (other than ABL Lender Cash Management Obligations and ABL Lender Hedging Obligations) and the face amount of all letters of credit incurred or issued under the ABL Credit Agreement to the extent such principal amount and letter of credit is permitted to be incurred or issued pursuant to Section 6.2(h) of the First Lien Term Loan Credit Agreement, as in effect on the date hereof (or, as amended after the date hereof to the extent such amendment increases such maximum permitted principal amount) (or the corresponding provision in the case of a Replacement First Lien Term Loan Credit Agreement or other Term Loan Credit Agreement, to the extent such provision includes the same or a higher maximum permitted principal amount), (ii) any interest, fees, attorneys’ fees, costs, expenses and indemnities payable on account of such principal amount, letters of credit or otherwise in respect of, or arising under, the ABL Credit Agreement or the ABL Loan Documents related thereto or any of them (including interest, fees, costs and expenses that are added to the principal balance of the ABL Loans pursuant to the ABL Loan Documents), (iii) all fees, expenses and indemnities of the ABL Agent under the ABL Credit Agreement or the ABL Loan Documents and (iv) the amount of all ABL Lender Cash Management Obligations and ABL Lender Hedging Obligations (calculated, in the case of ABL Lender Hedging Obligations at any given date, as the maximum aggregate amount, giving effect to any netting agreements, that would be required to be paid if all Specified ABL Hedging Agreements underlying such

ABL Lender Hedging Obligations were terminated as of such date), plus (v) in the case of the amounts referred to in each of subclauses (i), (ii), (iii) and (iv) above, all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) on such amounts after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant ABL Loan Document to the extent that the claim for such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“ABL Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, upon which a Lien is granted or purported to be granted to the ABL Agent under any of the ABL Collateral Documents.

“ABL Collateral Documents” shall mean the ABL US Guarantee and Collateral Agreement, the ABL Canadian Collateral Agreement, any other Security Documents (as defined in the ABL Credit Agreement) and any security agreement, deed of hypothec, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted to the ABL Agent securing any ABL Obligations or under which rights or remedies with respect to such Liens are at any time governed.

“ABL Credit Agreement” shall have the meaning set forth in the recitals.

“ABL Declined Lien” shall have the meaning set forth in Section 2.3 hereof.

“ABL Guarantors” shall mean the “Guarantors” as defined in the ABL US Guarantee and Collateral Agreement.

“ABL Hedge Bank” shall mean each “Qualified Counterparty” or “Other Qualified Counterparty” (each as defined in the ABL Credit Agreement) party to a Specified ABL Hedging Agreement.

“ABL Lender Cash Management Obligations” shall mean “Cash Management Obligations” as defined in the ABL Credit Agreement as in effect on the date hereof.

“ABL Lender Hedging Obligations” shall mean all amounts owing under any Specified ABL Hedging Agreement.

“ABL Lenders” shall mean the Persons holding ABL Obligations, including the ABL Agent, each ABL Hedge Bank and each ABL Cash Management Bank.

“ABL Loan Documents” shall mean (i) the ABL Credit Agreement, the ABL Collateral Documents and each of the other “Loan Documents” as defined in the ABL Credit Agreement, (ii) each agreement, document or instrument providing for or evidencing an ABL Lender Hedging Obligation or ABL Lender Cash Management Obligation and (iii) any other related document or instrument executed or delivered pursuant to any document in subclause (i) or (ii) at any time or otherwise evidencing, governing or securing any Obligation arising under any such ABL Loan Document.

“ABL Loan Parties” shall mean the “Loan Parties” as defined in the ABL Credit Agreement.

“ABL Loans” shall mean “Loans” (including “FILO Loans”) as defined in the ABL Credit Agreement.

“ABL Obligations” shall mean the “Obligations” as defined in the ABL Credit Agreement.

“ABL Priority Collateral” shall mean all Common Collateral consisting of the following:

(1) all Accounts (including credit card receivables, loans receivable (other than Investment Property that constitutes Term Loan Priority Collateral)), other than Accounts that constitute identifiable Proceeds that arise from the sale, license, assignment or other disposition of Term Loan Priority Collateral;

(2) all Inventory;

(3) all Equipment (including all “Qualifying Equipment” (as defined in the ABL Credit Agreement));

(4) all Chattel Paper (including Tangible Chattel Paper and Electronic Chattel Paper) to the extent evidencing, governing, securing or otherwise related to Accounts described in subclause (1), Inventory or Equipment;

(5) all collection accounts, deposit accounts, lock-boxes, securities accounts and commodity accounts and any cash or other assets and all “Cash Equivalents” as defined in the ABL Credit Agreement on the date hereof (or as modified from time to time to the extent such modifications, taken as a whole, are not materially adverse to the Term Loan Lenders) in any such accounts (other than identifiable cash proceeds in respect of real estate or Fixtures or other Term Loan Priority Collateral);

(6) (a) Indebtedness representing on-lent ABL Loans and any intercompany revolving loan notes to the extent evidencing such Indebtedness and (b) tax refunds (other than tax refunds relating to real estate, Equipment or Intellectual Property constituting Term Loan Priority Collateral);

(7) to the extent involving or governing any of the items referred to in the preceding subclauses (1) through (6), all Documents, Documents of Title, General Intangibles (including rights under customer lease agreements and other customer contracts) or Intangibles (including all Payment Intangibles but excluding Intellectual Property), Instruments (including promissory notes and except to the extent relating to the sale, license, assignment or other disposition of Term Loan Priority Collateral) and Letter of Credit Rights;

(8) to the extent evidencing or governing any of the items referred to in the preceding subclauses (1) through (7), all Supporting Obligations;

(9) all books and Records relating to the foregoing (including all books, databases, customer lists and Records, whether tangible or electronic, that contain any information relating to any of the foregoing); and

(10) all collateral security and guarantees with respect to any of the foregoing and all cash, Money, Instruments, Securities, Financial Assets, Deposit Accounts and insurance payments directly received as proceeds of any ABL Priority Collateral (including proceeds of business interruption insurance).

“ABL Recovery” shall have the meaning set forth in Section 6.5.

“ABL Standstill Period” shall have the meaning set forth in Section 3.1(b).

“ABL US Guarantee and Collateral Agreement” shall mean the US ABL Guarantee and Collateral Agreement dated as of the date hereof among Holdings, the other Loan Parties and the ABL Agent.

“Additional Debt” shall have the meaning set forth in Section 9.3(g).

“Agent” shall mean each of the ABL Agent and the Term Loan Agents.

“Agreement” shall have the meaning assigned to such term in the preamble.

“Bankruptcy Code” shall mean Title 11 of the United States Code (11 U.S.C. § 101, et seq.).

“BIA” shall mean the Bankruptcy and Insolvency Act (Canada) as from time to time in effect.

“BofA” shall have the meaning assigned to that term in the preamble to this Agreement.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Toronto, Ontario are authorized or required by law to remain closed.

“Canadian ABL Exclusive Collateral” shall have the meaning set forth in Section 2.3(b).

“Canadian Borrowers” shall have the meaning set forth in the preamble to this Agreement.

“Canadian Loan Parties” shall have the meaning set forth in the ABL Credit Agreement as in effect on the date hereof.

“Capital Stock” shall have the meaning set forth in the Credit Agreements as in effect on the date hereof.

“Cash Collateral” shall mean any Common Collateral consisting of Money or cash equivalents, any Security Entitlement and any Financial Assets.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” shall mean, collectively, the ABL Collateral and the Term Loan Collateral.

“Collateral Foreign Subsidiary” shall have the meaning set forth in the ABL Credit Agreement as in effect on the date hereof or the analogous term in any Replacement ABL Credit Agreement.

“Common Collateral” shall mean, at any time, Collateral other than, subject to Section 2.3, Canadian ABL Exclusive Collateral, in which holders of any ABL Claims (or the ABL Agent) and holders of any Term Loan Claims (or any Term Loan Agent) hold or are required pursuant to the applicable ABL Loan Documents or Term Loan Documents to hold a security interest at such time.

“Credit Agreements” shall mean, collectively, the ABL Credit Agreement and the Term Loan Credit Agreements.

“Debtor Relief Laws” shall mean the “Debtor Relief Laws” as such term is defined in the Credit Agreements as in effect on the date hereof.

“Deposit Account Collateral” shall mean that part of the Common Collateral comprised of or contained in Deposit Accounts.

“Designated Term Loan Agent” shall mean the First Lien Term Loan Agent, or if the First Lien Pari Passu Intercreditor Agreement is then in effect, the “Applicable Authorized Representative” as defined therein.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“DIP Financing Liens” shall have the meaning set forth in Section 6.1.

“Discharge of ABL Claims” shall mean, except to the extent otherwise provided in Sections 5.7 and 6.5 hereof, (i) payment in full in cash (except for (x) contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made and (y) ABL Claims constituting ABL Lender Cash Management Obligations or ABL Lender Hedging Obligations) of all Obligations in respect of all outstanding ABL Claims and, with respect to letters of credit outstanding under the ABL Credit Agreement, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the ABL Credit Agreement (or such other arrangements as are acceptable to the letter of credit issuer in its sole discretion), in each case after or concurrently with the termination of all commitments to extend credit under the ABL Credit Agreement, and (ii) with respect to ABL Claims constituting ABL Lender Cash Management Obligations or ABL Lender Hedging Obligations, the provision of credit support (which may include cash collateralization or support by a letter of credit therefor)

in an amount and manner and, if other than pursuant to cash collateralization, of a kind reasonably satisfactory to the providers of such ABL Lender Cash Management Obligations or ABL Lender Hedging Obligations, as applicable; provided that the Discharge of ABL Claims shall be deemed to have not occurred if such payments are made with the proceeds of other ABL Claims that constitute an exchange or replacement for or a Refinancing of such Obligations or ABL Claims, subject to compliance with Section 9.3 hereof. In the event the ABL Claims are modified and the Obligations in respect thereof are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code or other applicable Debtor Relief Law, the ABL Claims shall be deemed to be discharged when the final payment is made, in cash, in respect of such Obligations and any obligations pursuant to such new indebtedness shall have been satisfied.

“Discharge of Term Loan Claims” shall mean, except to the extent otherwise provided in Sections 5.7 and 6.5 hereof, (i) payment in full in cash (except for (x) contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made and (y) Term Loan Claims constituting First Lien Term Loan Lender Cash Management Obligations or First Lien Term Loan Lender Hedging Obligations) of all Obligations in respect of all outstanding Term Loan Claims and, with respect to letters of credit outstanding under any Term Loan Credit Agreement, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the applicable Term Loan Credit Agreement (or such other arrangements as are acceptable to the letter of credit issuer in its sole discretion), in each case after or concurrently with the termination of all commitments to extend credit thereunder, and (ii) with respect to Term Loan Claims constituting First Lien Term Loan Lender Cash Management Obligations or First Lien Term Loan Lender Hedging Obligations, the provision of credit support (which may include cash collateralization or support by a letter of credit therefor) in an amount and manner and, if other than pursuant to cash collateralization, of a kind reasonably satisfactory to the providers of such First Lien Term Loan Lender Cash Management Obligations or First Lien Term Loan Lender Hedging Obligations, as applicable; provided that the Discharge of Term Loan Claims shall be deemed to have not occurred if such payments are made with the proceeds of other Term Loan Claims that constitute an exchange or replacement for or a Refinancing of such Obligations or Term Loan Claims, subject to compliance with Section 9.3. In the event any class of Term Loan Claims is modified and the Obligations in respect thereof are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code or other applicable Debtor Relief Law, such Term Loan Claims shall be deemed to be discharged when the final payment is made, in cash, in respect of such Obligations and any obligations pursuant to such new indebtedness shall have been satisfied.

“Excess ABL Debt” shall mean ABL Obligations that are not ABL Claims.

“Excess Term Loan Debt” shall mean Term Loan Obligations that are not Term Loan Claims.

“Exercise Any Secured Creditor Remedies” or “Exercise of Any Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:

(a) the taking by any Lender of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code, the PPSA, the Civil Code of Quebec, the Mortgages Act or other applicable law;

(b) the exercise by any Lender of any remedy provided to a secured creditor on account of a Lien under any of the ABL Loan Documents or the Term Loan Documents, as applicable, under applicable law, in an Insolvency or Liquidation Proceeding or otherwise, including the election to retain any of the Common Collateral in satisfaction of a Lien;

(c) the taking of any action by any Lender or the exercise of any right or remedy by any Lender in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Common Collateral or the proceeds thereof;

(d) the appointment, directly or on the application of a Lender, of a trustee, receiver, receiver and manager, interim receiver or similar official of all or part of the Common Collateral;

(e) the sale, lease, license or other disposition of all or any portion of the Common Collateral by private or public sale conducted by a Lender or by any other means at the direction of a Lender permissible under applicable law (including, for the avoidance of doubt, any sale, transfer or other disposition effected pursuant to Section 5.1(a)(2) or 5.1(b)(2) hereof);

(f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code, the PPSA, the Civil Code of Quebec, the Mortgages Act or under provisions of similar effect or other applicable law; and

(g) the exercise by a Lender of any voting rights relating to any Capital Stock included in the Common Collateral.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Any Secured Creditor Remedies: (i) the filing of a proof of claim in any Insolvency or Liquidation Proceeding or seeking adequate protection in compliance with this Agreement, (ii) the exercise of rights pursuant to Section 2.21 of the ABL Credit Agreement (or any substantially similar provision in any Replacement ABL Credit Agreement) by the ABL Lenders during the continuance of a Dominion Period (as defined in the ABL Credit Agreement), including the notification of account debtors, depository institutions or any other Person to deliver proceeds of ABL Priority Collateral to the ABL Agent in accordance with Section 2.21 of the ABL Credit Agreement (or any substantially similar provision in any Replacement ABL Credit Agreement), (iii) the consent by the ABL Lenders to a going out of business sale or other disposition by any Grantor of any of the ABL Priority Collateral, (iv) the changing of advance rates or sub-

limits by the ABL Agent and the ABL Lenders, (v) the imposition of Reserves (as defined in the ABL Credit Agreement) by the ABL Agent, (vi) the acceleration of loans under the ABL Credit Agreement or any Term Loan Credit Agreement in accordance with the terms hereof or (vii) the conducting of field examinations and appraisals of the Grantors’ assets in accordance with Section 5.2(d) of the ABL Credit Agreement (or any substantially similar provision in any Replacement ABL Credit Agreement).

“First Lien Credit Agreement” shall have the meaning set forth in the recitals.

“First Lien/Second Lien Intercreditor Agreement” shall have the meaning set forth in the First Lien Credit Agreement as in effect on the date hereof.

“First Lien Pari Passu Intercreditor Agreement” shall have the meaning set forth in the First Lien Credit Agreement as in effect on the date hereof.

“First Lien Term Loan Agent” shall have the meaning set forth in the preamble to this Agreement.

“First Lien Term Loan Cash Management Bank” shall mean any “Qualified Counterparty” (as defined in the First Lien Credit Agreement) holding any Term Loan Claims constituting First Lien Term Loan Lender Cash Management Obligations.

“First Lien Term Loan Claims” shall mean Term Loan Claims with respect to the First Lien Credit Agreement or any First Lien Term Loan Debt.

“First Lien Term Loan Documents” shall mean (i) the First Lien Credit Agreement, the First Lien US Guarantee and Collateral Agreement and each of the other “Loan Documents” as defined in the First Lien Credit Agreement, (ii) each agreement, document or instrument providing for or evidencing an First Lien Term Loan Lender Hedging Obligation or First Lien Term Loan Lender Cash Management Obligation and (iii) any other related document or instrument executed or delivered pursuant to any document in subclause (i) or (ii) at any time or otherwise evidencing, governing or securing any Obligation arising under any such First Lien Term Loan Document.

“First Lien Term Loan Guarantors” shall mean the “Guarantors” as defined in the First Lien US Guarantee and Collateral Agreement.

“First Lien Term Loan Hedge Bank” shall mean each “Qualified Counterparty” (as defined in the Term Loan Credit Agreements) party to a Specified First Lien Term Loan Hedging Agreement.

“First Lien Term Loan Lender Cash Management Obligations” shall mean “Cash Management Obligations” as defined in the First Lien Credit Agreement as in effect on the date hereof.

“First Lien Term Loan Lender Hedging Obligations” shall mean all amounts owing under any Specified First Lien Term Loan Hedging Agreement.

“First Lien Term Loan Lenders” shall mean the Persons holding First Lien Term Loan Obligations, including the First Lien Term Loan Agent, each First Lien Term Loan Hedge Bank and each First Lien Term Loan Cash Management Bank.

“First Lien Term Loan Obligations” shall mean the “Obligations” as defined in the First Lien Credit Agreement.

“First Lien Term Loan Parties” shall mean the “Loan Parties” as defined in the First Lien Credit Agreement.

“First Lien US Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement dated as of the date hereof among Holdings, the other Loan Parties party thereto and the First Lien Term Loan Agent.

“First Priority Agent” shall mean, with respect to (a) any ABL Priority Collateral, the ABL Agent, and (b) any Term Loan Priority Collateral, the Designated Term Loan Agent.

“First Priority Claims” shall mean, with respect to (a) any ABL Priority Collateral, the ABL Claims, and (b) any Term Loan Priority Collateral, the Term Loan Claims.

“First Priority Collateral” shall mean, with respect to (a) the Term Loan Agents and the Term Loan Lenders, the Term Loan Priority Collateral, and (b) the ABL Agent and the ABL Lenders, the ABL Priority Collateral.

“First Priority Documents” shall mean, with respect to (a) any ABL Priority Collateral, the ABL Loan Documents, and (b) any Term Loan Priority Collateral, the Term Loan Documents.

“First Priority Lenders” shall mean, with respect to (a) any ABL Priority Collateral, the ABL Lenders, and (b) any Term Loan Priority Collateral, the Term Loan Lenders.

“Fraudulent Conveyances Proceeding” means any application or other proceeding seeking relief pursuant to the Assignment and Preferences Act (Ontario), the Fraudulent Conveyances Act (Ontario), the BIA or any other like, equivalent or analogous legislation of any jurisdiction, domestic or foreign.

“Future Secured Term Indebtedness” shall mean secured Indebtedness or Obligations (other than First Lien Term Loan Claims and ABL Claims) of Holdings and/or its Subsidiaries that is secured on an equal or ratable basis with the First Lien Term Loan Claims (“First Lien Term Loan Debt”) or that is secured on a junior basis to the First Lien Term Loan Claims (“Second Lien Term Loan Debt”), including (i) secured Permitted Term Loan Refinancing Indebtedness, (ii) secured Incremental Equivalent Debt, (iii) Extended Term Loans, (iv) secured Permitted Debt Exchange Notes, Replacement Term Loans, (vi) any Refinancing Indebtedness in respect of any of the foregoing and (vii) guarantee Obligations by the Grantors in respect of each of the foregoing, as each term used in clauses (i), (ii), (iii), (iv), (v) and (vi) is defined in the First Lien Credit Agreement, is so designated by Holdings at the time of incurrence thereof as Future Secured Term Indebtedness hereunder in accordance with Section 9.3; provided that such Indebtedness is incurred in compliance with (a) Section 6.2(f), (g), (h), (l), (o), (p), (v) (to the extent relating to Section 6.2(f), (g), (h), (l), (o), (y) or (aa)), (y), (aa) or (dd) of the ABL Credit Agreement and the Liens securing such Future Secured Term Indebtedness are granted in compliance with Section 6.3(l), (t), (v), (w) (to the extent relating to Section 6.3(v)) or (ff) of the ABL Credit Agreement and (b) Section 6.2 of the First Lien Credit Agreement and the Liens securing such Future Secured Term Indebtedness are granted in compliance with Section 6.3 of the First Lien Credit Agreement, in each case as in effect on the date hereof (or as amended after the date hereof to the extent such amendment increases such maximum permitted principal amount); provided, further, that the holders of such Future Secured Term Indebtedness (or a Term Loan Agent on their behalf) shall enter into an Intercreditor Agreement Joinder pursuant to Section 9.3 and shall, to the extent such Future Secured Term Indebtedness constitutes First Lien Term Loan Debt, enter into, or join, the First Lien Pari Passu Intercreditor Agreement and, to the extent such Future Secured Term Indebtedness constitutes Second Lien Term Loan Debt, enter into, or join, a First Lien/Second Lien Intercreditor Agreement.

“Future Term Loan Agent” shall have the meaning set forth in Section 9.3(d).

“Grantors” shall mean Holdings, the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, the other ABL Borrowers, the other ABL Loan Parties and the other Term Loan Parties (it being understood that Canadian Borrowers shall not constitutes Grantors in respect of the First Lien Term Loan Obligations).

“Hedging Agreement” shall mean a “Hedging Agreement” as such term is defined in the Credit Agreements as in effect on the date hereof.

“Holdings” shall have the meaning set forth in the preamble to this Agreement.

“Indebtedness” shall have the meaning provided in each of the Credit Agreement as in effect on the date hereof.

“Insolvency or Liquidation Proceeding” shall mean any voluntary or involuntary case or proceeding under any Debtor Relief Laws.

“Intellectual Property” shall have the meaning set forth in each of the Specified Collateral Documents in effect on the date hereof (whether or not such agreements are then in effect).

“Intercreditor Agreement Joinder” shall mean, with respect to any Grantor or any New ABL Agent, New First Lien Term Loan Agent or Future Term Loan Agent, an agreement substantially in the form of Exhibit A hereto, executed by the applicable Grantor, New ABL Agent, New First Lien Term Loan Agent or Future Term Loan Agent and delivered by it to each Term Loan Agent and the ABL Agent.

“Lead Borrower” shall have the meaning set forth in the preamble to this Agreement.

“Lenders” shall mean the collective reference to the ABL Lenders and the Term Loan Lenders.

“Lien” shall mean any mortgage, pledge, hypothecation, security assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, hypothec or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease in and of itself constitute a Lien.

“Loans” shall mean the collective reference to the ABL Loans and the Term Loans.

“Mortgages Act” shall mean the Mortgages Act (Ontario) as from time to time in effect in the Province of Ontario or any equivalent legislation in any other applicable province or territory of Canada, including the Civil Code of Quebec.

“New ABL Agent” shall have the meaning set forth in Section 9.3(d).

“New First Lien Term Loan Agent” shall have the meaning set forth in Section 9.3(d).

“Obligations” shall mean, with respect to any Person, any payment, performance or other obligations of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, the Obligations of any Grantor under any ABL Loan Document or Term Loan Document include the obligations to pay principal, reimbursement obligations under letters of credit, interest (including interest accrued on or accruing after the commencement of any Insolvency or Liquidation Proceeding to the extent that a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, letter of credit commissions (if applicable), charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Grantor to reimburse any amount in respect of any of the foregoing that any ABL Lender or Term Loan Lender, in its sole discretion, many elect to pay or advance on behalf of such Grantor.

“Patent” shall have the meaning set forth in each of the Specified Collateral Documents in effect on the date hereof (whether or not such agreements are then in effect).

“Payment Collateral” shall mean all Accounts, Instruments, Chattel Paper, Letter-of-Credit Rights, Deposit Accounts, Securities Accounts, and Payment Intangibles, together with all Supporting Obligations, in each case composing a portion of the Common Collateral.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Pledged Collateral” shall mean the Common Collateral in the possession of the ABL Agent (or its agents or bailees) or a Term Loan Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code, the PPSA or other applicable law.

“PPSA” shall mean the Personal Property Security Act (Ontario), including the regulations thereto; provided that if perfection or the effect of perfection or non-perfection or the priority of any Lien on the Collateral or the availability of any remedy is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code of Quebec) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions of any Loan Document relating to such perfection, effect of perfection or non-perfection or priority or availability of such remedy, as the case may be.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, retire, defease, amend, modify, supplement, amend and restate, restructure, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Replacement ABL Credit Agreement” shall mean a Credit Agreement that Refinances the ABL Credit Agreement in whole and that is designated by the Grantors as the new ABL Credit Agreement pursuant to and in compliance with Section 9.3(b).

“Replacement First Lien Term Loan Credit Agreement” shall mean a Credit Agreement that Refinances the First Lien Term Loan Credit Agreement in whole and that is designated by the Grantors as the new First Lien Term Loan Credit Agreement pursuant to and in compliance with Section 9.3(b).

“Required Lenders” shall mean, with respect to any Credit Agreement, those requisite Lenders the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from such Credit Agreement (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the Credit Agreement).

“Royal Bank” shall have the meaning assigned to that term in the preamble to this Agreement.

“Second Lien Term Loan Claims” shall mean Term Loan Claims with respect to any Second Lien Term Loan Debt.

“Second Lien Term Loan Debt” shall have the meaning assigned to that term in the definition of “Future Secured Term Indebtedness”.

“Second Priority Agent” shall mean, with respect to (a) any ABL Priority Collateral, each Term Loan Agent, and (b) any Term Loan Priority Collateral, the ABL Agent.

“Second Priority Claims” shall mean, with respect to (a) any ABL Priority Collateral, the Term Loan Claims, and (b) any Term Loan Priority Collateral, the ABL Claims.

“Second Priority Documents” shall mean, with respect to (a) any ABL Priority Collateral, the Term Loan Documents, and (b) any Term Loan Priority Collateral, the ABL Loan Documents.

“Second Priority Lenders” shall mean, with respect to (a) any ABL Priority Collateral, the Term Loan Lenders, and (b) any Term Loan Priority Collateral, the ABL Lenders.

“Specified ABL Hedging Agreement” shall mean a “Specified Hedge Agreement” or “Specified Pari Hedge Agreement” (as each term is defined in the ABL Credit Agreement as in effect on the date hereof).

“Specified Collateral Documents” shall mean the ABL US Guarantee and Collateral Agreement, the ABL Canadian Collateral Agreement and the First Lien US Guarantee and Collateral Agreement.

“Specified First Lien Term Loan Hedging Agreement” shall mean a “Specified Hedge Agreement” as such term is defined in the First Lien Credit Agreement as in effect on the date hereof.

“STA” shall mean the Securities Transfer Act, 2006 (Ontario) as from time to time in effect in the Province of Ontario or any equivalent legislation in any other applicable province or territory of Canada.

“Subsidiary” shall mean any “Subsidiary” of Holdings under (and as defined in) each of the Credit Agreements.

“Term Declined Lien” shall have the meaning set forth in Section 2.3 hereof.

“Term Loan Agents” shall mean, collectively, the First Lien Term Loan Agent and each collateral agent, hypothecary representative (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Quebec), or other agent or representative for any Future Secured Term Indebtedness or the holders thereof or lenders thereunder.

“Term Loan Claims” shall mean the aggregate of (i) 110% of the principal amount of all Indebtedness (other than First Lien Term Loan Lender Cash Management Obligations and First Lien Term Loan Lender Hedging Obligations) incurred under any Term Loan Credit Agreement and the face amount of all letters of credit incurred or issued under any Term Loan Credit Agreement to the extent such principal amount or letter of credit is permitted to be incurred or issued pursuant to Section 6.2(f), (g), (h), (o), (p), (v) (to the extent relating to Section 6.2(f), (g), (h), (o) or (p)), (aa) or (dd) of the ABL Credit Agreement, as in effect on the date hereof (or as amended after the date hereof to the extent such amendment increases such maximum permitted principal amount) (or in the case of a Replacement ABL Credit Agreement, the corresponding provision of such Replacement ABL Credit Agreement, to the extent such provision includes a higher maximum permitted principal amount), (ii) any interest, fees, attorneys’ fees, costs, expenses and indemnities payable on account of such principal amount, letters of credit or otherwise in respect of, or arising under, the Term Loan Credit Agreements or the Term Loan Documents related thereto or any of them (including interest, fees, costs and expenses that are added to the principal balance of the Term Loans pursuant to the Term Loan Documents), (iii) all fees, expenses and indemnities of the Term Loan Agents under the Term Loan Credit Agreements or the Term Loan Documents, (iv) the amount of all First Lien Term Loan Lender Cash Management Obligations and First Lien Term Loan Lender Hedging Obligations (calculated, in the case of First Lien Term Loan Lender Hedging Obligations at any given date, as the maximum aggregate amount, giving effect to any netting agreements, that would be required to be paid if all Specified First Lien Term Loan Hedging Agreements underlying such First Lien Term Loan Lender Hedging Obligations were terminated as of such date), plus (v) in the case of the amounts in each of subclauses (i), (ii), (iii) and (iv) above, all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) on such amounts after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Term Loan Document to the extent that the claim for such interest or expense is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.

“Term Loan Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, upon which a Lien is granted or purported to be granted to any Term Loan Agent under any of the Term Loan Collateral Documents.

“Term Loan Collateral Documents” shall mean the First Lien US Guarantee and Collateral Agreement, each of the Security Documents (as defined in each of the Term Loan Credit Agreements) and any security agreement, deed of hypothec, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted to any Term Loan Agent securing any Term Loan Obligations or under which rights or remedies with respect to such Liens are at any time governed.

“Term Loan Credit Agreements” shall mean, collectively, the First Lien Term Loan Credit Agreement and each other credit agreement, indenture, note purchase agreement or other operative document that is entered into by Holdings and/or any Subsidiary of Holdings in connection with the incurrence of Future Secured Term Indebtedness.

“Term Loan Documents” shall mean (i) each Term Loan Credit Agreement, (ii) each Term Loan Collateral Document, (iii) each other First Lien Term Loan Document, (iv) any First Lien/Second Lien Intercreditor Agreement, (v) any First Lien Pari Passu Intercreditor Agreement and any other intercreditor agreement between two or more classes of Term Loan Lenders and (vi) any other related document or instrument executed or delivered pursuant to any document in subclause (i), (ii), (iii), (iv) or (v) at any time or otherwise evidencing, governing or securing any Obligation arising under any such Term Loan Document.

“Term Loan Lenders” shall mean the Persons holding Term Loan Claims, including the Term Loan Agents, each First Lien Term Loan Hedge Bank and each First Lien Term Loan Cash Management Bank.

“Term Loan Obligations” shall mean, collectively, the First Lien Term Loan Obligations and the Future Secured Term Indebtedness and Obligations relating thereto.

“Term Loan Parties” shall mean the “Loan Parties” as defined in the First Lien Credit Agreement and the analogous term in each other Term Loan Credit Agreement.

“Term Loan Priority Collateral” shall mean all Common Collateral other than ABL Priority Collateral, and all collateral security and guarantees with respect to any Term Loan Priority Collateral and all cash, Money, Instruments, Securities, Financial Assets and Deposit Accounts directly received as proceeds of any Term Loan Priority Collateral.

“Term Loan Recovery” shall have the meaning set forth in Section 6.5 hereof.

“Term Loan Standstill Period” shall have the meaning set forth in Section 3.1(a).

“Term Loans” shall mean the “Loans” as defined in the First Lien Credit Agreement and the loans incurred under each other Term Loan Credit Agreement.

“Trademark” shall have the meaning set forth in each of the Specified Collateral Documents, each as in effect on the date hereof (whether or not such agreements are then in effect).

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, by reason of mandatory provisions of law, perfection or the effect of perfection or non-perfection or the priority of a security interest in any Collateral or the availability of any remedy is governed by the Uniform Commercial Code as in effect in a United States jurisdiction other than New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other United States jurisdiction for purposes of the provisions of any Loan Document relating to such perfection or effect of perfection or non-perfection or priority or availability of such remedy, as the case may be.

1.2 Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, substitutions, joinders and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, substitutions, joinders and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Except as otherwise provided herein, any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation. For all purposes of the interpretation or construction of this Agreement under the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall include “movable property”, (b) “real property” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the UCC or PPSA shall include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” shall include “legal hypothecs”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “prior claim”, (q) “survey” shall include “certificate of location and plan”, (r) “fee simple title” shall include “absolute ownership” and (s) “foreclosure” shall include “taking in payment”.

1.3 UCC/PPSA Definitions. The following terms, which are defined in uncapitalized form or otherwise used in the Uniform Commercial Code and/or in the PPSA, as applicable, are used herein as so defined or used, as the context requires: Chattel Paper, Deposit Account, Document, Document of Title, Electronic Chattel Paper, Equipment, Financial Asset, Fixtures, General Intangible, Intangible, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Money, Payment Intangible, Proceeds, Records, Securities, Securities Account, Security Entitlement, Supporting Obligation and Tangible Chattel Paper.

SECTION 2. PRIORITY OF LIENS.

2.1 Subordination of Liens. Notwithstanding (i) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the ABL Agent for the benefit of the ABL Lenders on the Common Collateral or of any Liens granted to the Term Loan Agents for the benefit of the Term Loan Lenders on the Common Collateral, (ii) any provision of the UCC, the PPSA, the Mortgages Act, the Bankruptcy Code, or any applicable Debtor Relief Law or other law or the ABL Loan Documents or the Term Loan Documents, (iii) whether the ABL Agent or a Term Loan Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, the ABL Agent, on behalf of itself and each ABL Lender, and each Term Loan Agent, on behalf of itself and each applicable Term Loan Lender, hereby agrees that:

(a) any Lien on the ABL Priority Collateral securing any ABL Claims now or hereafter held by or on behalf of the ABL Agent or any ABL Lenders or any agent, trustee, receiver, interim receiver or similar Person therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any Term Loan Claims and other Term Loan Obligations,

(b) any Lien on the ABL Priority Collateral securing any Term Loan Claims and other Term Loan Obligations, now or hereafter held by or on behalf of a Term Loan Agent, any Term Loan Lenders or any agent, trustee, receiver, interim receiver or similar Person therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Claims,

(c) any Lien on the Term Loan Priority Collateral securing any Term Loan Claims now or hereafter held by or on behalf of a Term Loan Agent, any Term Loan Lenders or any agent, trustee, receiver, interim receiver or similar Person therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Term Loan Priority Collateral securing any ABL Claims and other ABL Obligations, and

(d) any Lien on the Term Loan Priority Collateral securing any ABL Claims and other ABL Obligations, now or hereafter held by or on behalf of the ABL Agent or any ABL Lenders or any agent, trustee, receiver, interim receiver or similar Person therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term Loan Priority Collateral securing any Term Loan Claims.

All Liens on the ABL Priority Collateral securing any ABL Claims shall be and remain senior in all respects and prior to all Liens on the ABL Priority Collateral securing any Term Loan Claims and other Term Loan Obligations for all purposes, whether or not such Liens securing any ABL Claims are subordinated to any Lien securing any other obligation of the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, any other ABL Borrower, any other Grantor or any other Person, and all Liens on the Term Loan Priority Collateral securing any Term Loan Claims shall be and remain senior in all respects and prior to all Liens on the Term Loan Priority Collateral securing any ABL Claims and other ABL Obligations for all purposes, whether or not such Liens securing any Term Loan Claims are subordinated to any Lien securing any other obligation of the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, any other ABL Borrower, any other Grantor or any other Person. The ABL Agent and each Term Loan Agent hereby cede priority and preference of rank of their respective hypothecs to the other’s hypothecs to the extent necessary to give effect to the provisions of this Section 2.1.

2.2 Prohibition on Contesting Liens. The ABL Agent, for itself and on behalf of each ABL Lender, and each Term Loan Agent, for itself and on behalf of each applicable Term Loan Lender, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding or Fraudulent Conveyance Proceeding), the validity, perfection, priority or enforceability of (a) a Lien securing any ABL Claims held (or purported to be held) by or on behalf of the ABL Agent or any of the ABL Lenders or any agent, any hypothecary representative (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Quebec) or trustee, receiver, interim receiver or similar Person therefor in any Common Collateral or (b) a Lien securing any Term Loan Claims held (or purported to be held) by or on behalf of any Term Loan Lender in any Common Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed (x) to prevent or impair the rights of the ABL Agent or any ABL Lender to enforce this Agreement (including the priority of the Liens securing the ABL Claims as provided in Section 2.1 with respect to any ABL Priority Collateral) or any of the ABL Loan Documents or (y) to prevent or impair the rights of a Term Loan Agent or any Term Loan Lender to enforce this Agreement (including the priority of the Liens securing the Term Loan Claims as provided in Section 2.1 with respect to any Term Loan Priority Collateral) or any of the Term Loan Documents.

2.3 No New Liens.

(a) So long as the Discharge of ABL Claims has not occurred, each Term Loan Agent agrees, for itself and on behalf of each applicable Term Loan Lender, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, any other ABL Borrower or any other Grantor, that it shall not, except as otherwise provided herein, acquire or hold any Lien on any assets of the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, any other ABL Borrower or any other Grantor securing any Term Loan Claims that, to the extent permissible under applicable law, are not also subject to the Liens in respect of the ABL Claims under the ABL Loan Documents; provided that this provision will not be violated with respect to any ABL Obligations if the ABL Agent is given a reasonable opportunity to accept a Lien on any asset or property and the ABL Agent states in writing that the ABL Loan Documents in respect thereof prohibit the ABL Agent from accepting a Lien on such asset or property or the ABL Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Lien, an “ABL Declined Lien”). If a Term Loan Agent or any Term Loan Lender shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral of a Grantor that is not also subject to the Liens in respect of the ABL Claims under the ABL Loan Documents (other than an ABL Declined Lien), then the applicable Term Loan Agent shall, to the extent permissible under applicable law, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the ABL Agent as security for the ABL Claims (subject to the Lien priority and other terms hereof) and shall promptly notify the ABL Agent in writing of the existence of such Lien and in any event take such actions as may be requested by the ABL Agent to assign or release such Liens to the ABL Agent (and/or its designees) as security for the ABL Claims.

(b) So long as the Discharge of Term Loan Claims has not occurred, the ABL Agent agrees, for itself and on behalf of each ABL Lender, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, any other ABL Borrower or any other Grantor, that it shall not, except as otherwise provided herein, acquire or hold any Lien on any assets of the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, any other ABL Borrower or any other Grantor securing any ABL Claims that, to the extent permissible under applicable law, are not also subject to the Liens in respect of the Term Loan Claims under the Term Loan Documents; provided that this provision will not be violated with respect to any Term Loan Obligations if the applicable Term Loan Agent is given a reasonable opportunity to accept a Lien on any asset or property and such Term Loan Agent states in writing that the Term Loan Documents in respect thereof prohibit such Term Loan Agent from accepting a Lien on such asset or property or such Term Loan Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Lien, a “Term Declined Lien”). If the ABL Agent or any ABL Lender shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral of a Grantor that is not also subject to the Liens in respect of the Term Loan Claims under the Term Loan Documents (other than a Term Declined Lien), then the ABL Agent shall, to the extent permissible under applicable law, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the Term Loan Agents as security for the Term Loan Claims (in each case, subject to the Lien priority and other terms hereof) and shall promptly notify each Term Loan Agent in writing of the existence of such Lien and in any event take such actions as may be requested by the Term Loan Agents to assign or release such Liens to the applicable Term Loan Agent (and/or its designees) as security for the applicable Term Loan Claims.

Notwithstanding anything in this Agreement to the contrary, (A) cash and cash equivalents may be pledged to exclusively secure (w) ABL Obligations consisting of reimbursement obligations in respect of Letters of Credit (as such term is defined in the ABL Credit Agreement), (x) ABL Lender Hedging Obligations (as permitted under the ABL Loan Documents), (y) Term Loan Obligations with respect to Future Secured Term Indebtedness consisting of reimbursement obligations in respect of letters of credit or (z) Term Loan Lender Hedging Obligations (as permitted under the Term Loan Documents and the ABL Credit Agreement), in each case without granting a Lien thereon to secure any Term Loan Obligations (other than, with respect to clause (y), obligations in respect of such letters of credit and, with respect to clause (z), obligations in respect of such Term Loan Lender Hedging Obligations) or in the case of clause (z) any ABL Obligations, (B) amounts deposited under any Term Loan Documents to effect a discharge or defeasance of Term Loan Obligations related thereto shall not secure any other Obligations (and such amounts may only be deposited for such purpose so long as such discharge or defeasance is permitted under each then extant ABL Loan Document and Term Loan Document), (C) the ABL Agent declines Liens on all real property of the Grantors and (D) Liens may be granted by any Grantor or other Person on the assets of any Collateral Foreign Subsidiary under the ABL Loan Documents (to the extent permitted therein) without granting any Lien on such assets to secure any Term Loan Obligations. It is understood and agreed that, as of the Closing Date, Liens have been granted under the ABL Loan Documents on the assets and Capital Stock of certain Collateral Foreign Subsidiaries of Holdings (such collateral, collectively, the “Canadian ABL Exclusive Collateral”) solely to secure the Canadian Obligations (as defined in the ABL Canadian Collateral Agreement) under the ABL Loan Documents and not to secure Term Loan Obligations under the Term Loan Documents and, therefore, are not Common Collateral. This Agreement shall neither restrict the rights of the ABL Agent as to the Canadian ABL Exclusive Collateral nor give any Term Loan Agent any rights with respect thereto on the date hereof; provided that, after the date hereof, the Grantors may enter into a Canadian Term Loan (as defined in the ABL Credit Agreement) in accordance with the terms of the ABL Credit Agreement. On and after the date on which the Grantors grant a Lien (x) to the Term Loan Agents on all or any portion of the Canadian ABL Exclusive Collateral under the Term Loan Documents (to the extent permitted therein) or (y) any financing source in respect of assets securing the Canadian Term Loan (as defined in the ABL Credit Agreement), such Collateral (or the portion thereof on which a Lien is so granted) shall cease to constitute Canadian ABL Exclusive Collateral and shall constitute Common Collateral and be treated for all purposes herein as ABL Priority Collateral.

2.4 Perfection of Liens. With respect to any portion of the Common Collateral, except as expressly set forth in Section 5.5, neither the First Priority Agent nor the First Priority Lenders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second Priority Agent and the Second Priority Lenders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the ABL Lenders as a class, on the one hand, and the Term Loan Lenders as a class, on the other hand, and shall not impose on the ABL Agent, the Term Loan Agents, the ABL Lenders, the Term Loan Lenders or any agent, trustee, receiver, interim receiver or similar Person therefor any obligations in respect of the disposition of proceeds of any Common Collateral that would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.5 Waiver of Marshalling.

(a) Until the Discharge of ABL Claims, each Term Loan Agent, on behalf of itself and the applicable Term Loan Lenders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral and the Canadian ABL Exclusive Collateral or any other similar rights a junior secured creditor may have under applicable law with respect to the ABL Priority Collateral and the Canadian ABL Exclusive Collateral.

(b) Until the Discharge of Term Loan Claims, the ABL Agent, on behalf of itself and the ABL Lenders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Loan Priority Collateral or any other similar rights a junior secured creditor may have under applicable law with respect to the Term Loan Priority Collateral.

SECTION 3. ENFORCEMENT.

3.1 Exercise of Remedies.

(a) So long as the Discharge of ABL Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, any other ABL Borrower or any other Grantor, subject to Section 5.6, (i) no Term Loan Agent or Term Loan Lender will (x) Exercise Any Secured Creditor Remedies or seek to Exercise Any Secured Creditor Remedies (including setoff or recoupment) with respect to any ABL Priority Collateral, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the ABL Priority Collateral by the ABL Agent or any ABL Lender in respect of the ABL Claims, the exercise of any right by the ABL Agent or any ABL Lender (or any agent or sub-agent on their behalf) in respect of the ABL Claims, or any other exercise by any such party of any rights and remedies relating to the ABL Priority Collateral under the ABL Loan Documents or otherwise in respect of ABL Claims, or (z) object to the forbearance by the ABL Lenders from bringing or pursuing any foreclosure proceeding or action or any other Exercise of Any Secured Creditor Remedies relating to the ABL Priority Collateral in respect of ABL Claims and (ii) except as otherwise provided herein, the ABL Agent and the ABL Lenders shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the ABL Priority Collateral without any consultation with or the consent of any Term Loan Agent or any Term Loan Lender; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, any other ABL Borrower or any other Grantor, a Term Loan Agent may file a proof of claim or statement of interest with respect to the applicable Term Loan Claims, and (B) a Term Loan Agent may take any action (not adverse to the prior Liens on the ABL Priority Collateral securing the ABL Claims, or the rights of the ABL Agent or the ABL Lenders to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the ABL Priority Collateral; provided, further, that a Term Loan Agent or any Term Loan Lender may exercise any or all of such rights, powers, or remedies after a period of at least 180 days has elapsed since (i) a Term Loan Agent has declared the existence of an “Event of Default” under the applicable Term Loan Credit Agreement, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all Term Loan Obligations and demanded payment thereof and (ii) the ABL Agent has received notice thereof from such Term Loan Agent; provided further, however, that neither any Term Loan Agent nor any other Term Loan Lender shall exercise any rights or remedies with respect to the ABL Priority Collateral if, notwithstanding the expiration of such 180-day period, the ABL Agent or the other ABL Lenders (A) shall have commenced, whether before or after the expiration of such 180-day period, and be diligently pursuing the exercise of their rights, powers or remedies with respect to all or any material portion of the ABL Priority Collateral (prompt written notice of such exercise to be given to the Term Loan Agents), or (B) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies (the period during which the Term Loan Agents and the Term Loan Lenders may not pursuant to this Section 3.1(a)(ii) exercise any rights, powers or remedies with respect to the ABL Priority Collateral, the “Term Loan Standstill Period”); provided further, however, that after the expiration of the Term Loan Standstill Period, so long as neither the ABL Agent nor any other ABL Lenders have commenced any action to enforce their Lien on any material portion of the ABL Priority Collateral, in the event that and for so long as the Term Loan Lenders (or the Term Loan Agent on their behalf) have commenced any actions to enforce their Lien with respect to all or any material portion of the ABL Priority Collateral to the extent permitted hereunder and are diligently pursuing in good faith such actions, neither the ABL Lenders nor the ABL Agent shall take any action of a similar nature with respect to such ABL Priority Collateral without the prior written consent of the Term Loan Agents; provided that all other provisions of this Agreement are complied with. In exercising rights and remedies with respect to the ABL Priority Collateral and the Canadian ABL Exclusive Collateral, the ABL Agent and the ABL Lenders may enforce the provisions of the ABL Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion consistent with the terms of the ABL Loan Documents. Such exercise and enforcement shall include the rights of an agent or any hypothecary representative (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Quebec) appointed by them to sell or otherwise dispose of ABL Priority Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the

Uniform Commercial Code, the PPSA, the Mortgages Act or other applicable law and of a secured creditor under Debtor Relief Laws of any applicable jurisdiction.

(b) So long as the Discharge of Term Loan Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, any other ABL Borrower or any other Grantor, subject to Section 5.6, (i) no ABL Agent or ABL Lender will (x) Exercise Any Secured Creditor Remedies or seek to Exercise Any Secured Creditor Remedies (including setoff or recoupment) with respect to any Term Loan Priority Collateral, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure but excluding any exercise of cash dominion), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Term Loan Priority Collateral by a Term Loan Agent or any Term Loan Lender in respect of the Term Loan Claims, the exercise of any right by a Term Loan Agent or any Term Loan Lender (or any agent or sub-agent on their behalf) in respect of the Term Loan Claims, or any other exercise by any such party of any rights and remedies relating to the Term Loan Priority Collateral under the Term Loan Documents or otherwise in respect of Term Loan Claims, or (z) object to the forbearance by the Term Loan Lenders from bringing or pursuing any foreclosure proceeding or action or any other Exercise of Any Secured Creditor Remedies relating to the Term Loan Priority Collateral in respect of Term Loan Claims and (ii) except as otherwise provided herein, the Term Loan Agents and the Term Loan Lenders shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Term Loan Priority Collateral without any consultation with or the consent of the ABL Agent or any ABL Lender; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, any other ABL Borrower or any other Grantor, the ABL Agent may file a proof of claim or statement of interest with respect to the ABL Claims and (B) the ABL Agent may take any action (not adverse to the prior Liens on the Term Loan Priority Collateral securing the Term Loan Claims, or the rights of the Term Loan Agents or the Term Loan Lenders to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Term Loan Priority Collateral; provided, further, that the ABL Agent or any ABL Lender may exercise any or all of such rights, powers, or remedies after a period of at least 180 days has elapsed since (i) the ABL Agent has declared the existence of an “Event of Default” under the ABL Credit Agreement, accelerated (to the extent such amount was not already due and owing) the payment of the principal amount of all ABL Claims under the ABL Credit Agreement, and demanded payment thereof and (ii) each of the Term Loan Agents has received notice thereof from the ABL Agent; provided further, however, that neither the ABL Agent nor any other ABL Lender shall exercise any rights or remedies with respect to the Term Loan Priority Collateral if, notwithstanding the expiration of such 180-day period, the Term Loan Agents or the other Term Loan Lenders (A) shall have commenced, whether before or after the expiration of such 180-day period, and be diligently pursuing the exercise of their rights, powers or remedies with respect to all or any material portion of the Term Loan Priority Collateral (prompt written notice of such exercise to be given to the ABL Agent), or (B) shall have been stayed by operation of law or any court order from pursuing any such exercise of remedies (the period during which the ABL Agent and the ABL Lenders may not pursuant to this Section 3.1(b)(ii) exercise any rights, powers or remedies with respect to the Term Loan Priority Collateral, the “ABL Standstill Period”); provided further, however, that after the expiration of the ABL Standstill Period, so long as neither any Term Loan Agent nor any other Term Loan Lenders have commenced any action to enforce their Lien on any material portion of the Term Loan Priority Collateral, in the event that and for so long as the ABL Lenders (or the ABL Agent on their behalf) have commenced any actions to enforce their Lien with respect to all or any material portion of the Term Loan Priority Collateral to the extent permitted hereunder and are diligently pursuing in good faith such actions, neither the Term Loan Lenders nor the Term Loan Agents shall take any action of a similar nature with respect to such Term Loan Priority Collateral without the prior written consent of the ABL Agent; provided that all other provisions of this Agreement are complied with. In exercising rights and remedies with respect to the Term Loan Priority Collateral, the Term Loan Agents and the Term Loan Lenders may enforce the provisions of the Term Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion consistent with the terms of the Term Loan Documents. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Term Loan Priority Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code, the PPSA , the Mortgages Act or other applicable law, and of a secured creditor under Debtor Relief Laws of any applicable jurisdiction.

(c) So long as the Discharge of ABL Claims has not occurred, each Term Loan Agent, on behalf of itself and each applicable Term Loan Lender, agrees that it will not take or receive any ABL Priority Collateral or any proceeds of ABL Priority Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any ABL Priority Collateral.

Without limiting the generality of the foregoing, unless and until the Discharge of ABL Claims has occurred, except as expressly provided in the provisos in clause (ii) of Section 3.1(a), the sole right of each Term Loan Agent and the Term Loan Lenders with respect to the ABL Priority Collateral is to hold a Lien on the ABL Priority Collateral pursuant to the Term Loan Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of ABL Claims has occurred. So long as the Discharge of Term Loan Claims has not occurred, the ABL Agent, on behalf of itself and each ABL Lender, agrees that it will not take or receive any Term Loan Priority Collateral or any proceeds of Term Loan Priority Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Term Loan Priority Collateral. Without limiting the generality of the foregoing, unless and until the Discharge of Term Loan Claims has occurred, except as expressly provided in the provisos in clause (ii) of Section 3.1(b), the sole right of the ABL Agent and the ABL Lenders with respect to the Term Loan Priority Collateral is to hold a Lien on the Term Loan Priority Collateral pursuant to the ABL Loan Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Term Loan Claims has occurred.

(d) Subject to the provisos in clause (ii) of Section 3.1(a) above and Section 5.6, (i) each Term Loan Agent, for itself and on behalf of each applicable Term Loan Lender, agrees that the Term Loan Agents and the Term Loan Lenders will not take any action that would hinder any Exercise of Any Secured Creditor Remedies undertaken by the ABL Agent or the ABL Lenders with respect to the ABL Priority Collateral under the ABL Loan Documents, including any sale, lease, exchange, transfer or other disposition of the ABL Priority Collateral, whether by foreclosure or otherwise, and (ii) each Term Loan Agent, for itself and on behalf of each applicable Term Loan Lender, hereby waives any and all rights it or any such Term Loan Lender may have as a junior lien creditor or otherwise with respect to the ABL Priority Collateral to object to the manner in which the ABL Agent or the ABL Lenders seek to enforce or collect the ABL Claims with respect to the ABL Priority Collateral or the Liens granted in any of the ABL Priority Collateral, regardless of whether any action or failure to act by or on behalf of the ABL Agent or ABL Lenders is adverse to the interests of the Term Loan Lenders. Subject to the provisos in clause (ii) of Section 3.1(b) above and Section 5.6, (i) the ABL Agent, for itself and on behalf of each ABL Lender, agrees that the ABL Agent and the ABL Lenders will not take any action that would hinder any Exercise of Any Secured Creditor Remedies undertaken by any Term Loan Agent or the Term Loan Lenders with respect to the Term Loan Priority Collateral under the Term Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Term Loan Priority Collateral, whether by foreclosure or otherwise, and (ii) the ABL Agent, for itself and on behalf of each ABL Lender, hereby waives any and all rights it or any ABL Lender may have as a junior lien creditor or otherwise with respect to the Term Loan Priority Collateral to object to the manner in which the Term Loan Agents or the Term Loan Lenders seek to enforce or collect the Term Loan Claims with respect to the Term Loan Priority Collateral or the Liens granted in any of the Term Loan Priority Collateral, regardless of whether any action or failure to act by or on behalf of the Term Loan Agents or Term Loan Lenders is adverse to the interests of the ABL Lenders.

(e) Each Term Loan Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Term Loan Document shall be deemed to restrict in any way the rights and remedies of the ABL Agent or the ABL Lenders with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Loan Documents. The ABL Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any ABL Loan Document shall be deemed to restrict in any way the rights and remedies of the Term Loan Agents or the Term Loan Lenders with respect to the Term Loan Priority Collateral as set forth in this Agreement and the Term Loan Documents.

3.2 Cooperation.

(a) Subject to the provisos in clause (ii) of Section 3.1(a), each Term Loan Agent, on behalf of itself and each applicable Term Loan Lender, agrees that, unless and until the Discharge of ABL Claims has occurred, it will not commence, or join with any Person (other than the ABL Lenders and the ABL Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it on the ABL Priority Collateral under any of the applicable Term Loan Documents or otherwise in respect of the applicable Term Loan Claims relating to the ABL Priority Collateral.

(b) Subject to the provisos in clause (ii) of Section 3.1(b), the ABL Agent, on behalf of itself and each ABL Lender, agrees that, unless and until the Discharge of Term Loan Claims has occurred, it will not commence, or join with any Person (other than the Term Loan Lenders and the Term Loan Agents, upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it on the Term Loan Priority Collateral under any of the ABL Loan Documents or otherwise in respect of the ABL Claims relating to the Term Loan Priority Collateral.

3.3 Actions Upon Breach.

(a) If any Term Loan Lender, in contravention of the terms of this Agreement, in any way takes or attempts or threatens to take any action with respect to the ABL Priority Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement except as provided in the provisos to Section 3.1(a)(ii)), this Agreement shall create an irrebuttable presumption and admission by such Term Loan Lender that relief against such Term Loan Lender by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the ABL Lenders, it being understood and agreed by each applicable Term Loan Agent on behalf of each applicable Term Loan Lender that (i) the ABL Lenders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Term Loan Lender waives any defense that the Grantors and/or the ABL Lenders cannot demonstrate damage and/or be made whole by the awarding of damages.

(b) If any ABL Lender, in contravention of the terms of this Agreement, in any way takes or attempts or threatens to take any action with respect to the Term Loan Priority Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement except as provided in the provisos to Section 3.1(b)(ii)), this Agreement shall create an irrebuttable presumption and admission by such ABL Lender that relief against such ABL Lender by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Term Loan Lenders, it being understood and agreed by the ABL Agent on behalf of each ABL Lender that (i) the applicable Term Loan Lenders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each ABL Lender waives any defense that the Grantors and/or the Term Loan Lenders cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 4. PAYMENTS.

4.1 Revolving Nature of ABL Claims and Certain Term Loan Claims.

(a) Each Term Loan Agent, for and on behalf of itself and each applicable Term Loan Lender, expressly acknowledges and agrees that (i) as of the date hereof, the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent under the ABL Credit Agreement and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral or the release of any Lien by the ABL Agent upon any portion of the Common Collateral, in each case in connection with a permitted disposition under the ABL Credit Agreement, shall constitute the exercise of remedies prohibited under this Agreement; (ii) subject to the limitations set forth herein, the amount of the ABL Claims that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Claims may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Claims may be increased and, subject to Section 9.3, replaced or Refinanced, in each event, without notice to or consent by the Term Loan Lenders and without affecting the provisions hereof; and (iii) all Payment Collateral or Cash Collateral received by the ABL Agent may be applied, reversed, reapplied, credited or reborrowed, in whole or in part, to the ABL Claims at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Lender) commences the Exercise of Any Secured Creditor Remedies with respect to any of the Common Collateral, all amounts received by the ABL Agent or any ABL Lender in respect of any ABL Claims shall be applied as specified in this Section 4. The Lien priority set forth in this Agreement shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of the ABL Claims, the Term Loan Claims, or any portion thereof, in each case, in accordance with Section 9.3 (to the extent applicable).

(b) The ABL Agent, for and on behalf of itself and each ABL Lender, expressly acknowledges and agrees that (i) Future Secured Term Indebtedness, any Replacement First Lien Term Loan Credit Agreement may include a revolving commitment, that in the ordinary course of business the applicable Term Loan Agent and the Term Loan Lenders may apply payments and make advances thereunder, and that no application of any Payment Collateral or Cash Collateral or the release of any Lien by any Term Loan Agent upon any portion of the Common Collateral, in each case in connection with a permitted disposition under any such Future Secured Term Indebtedness, shall constitute the exercise of remedies prohibited under this Agreement; (ii) subject to the limitations set forth herein, the amount of the Term Loan Claims that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the Term Loan Claims may be modified, extended or amended from time to time, and that the aggregate amount of the Term Loan Claims may be increased and, subject to Section 9.3, replaced or Refinanced, in each event, without notice to or consent by the ABL Lenders and without affecting the provisions hereof; and (iii) all Payment Collateral or Cash Collateral received by any Term Loan Agent may be applied, reversed, reapplied, credited or reborrowed, in whole or in part, to the Term Loan Claims at any time; provided, however, that from and after the date on which a Term Loan Agent (or any Term Loan Lender) commences the Exercise of Any Secured Creditor Remedies with respect to any of the Common Collateral, all amounts received by any Term Loan Agent or any Term Loan Lender in respect of any Term Loan Claims shall be applied as specified in this Section 4. The Lien priority set forth in this Agreement shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of the Term Loan Claims, the ABL Claims, or any portion thereof, in each case, in accordance with Section 9.3 (to the extent applicable).

4.2 Application of Proceeds of ABL Priority Collateral. The ABL Agent, on behalf of itself and each ABL Lender, and each Term Loan Agent, on behalf of itself and each applicable Term Loan Lender, hereby agree that the ABL Priority Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such ABL Priority Collateral upon the Exercise of Any Secured Creditor Remedies, shall be applied:

(a) first, to the payment of the ABL Claims in accordance with the ABL Loan Documents until a Discharge of ABL Claims has occurred;

(b) second, other than with respect to the Canadian ABL Exclusive Collateral, to the payment of the Term Loan Claims in accordance with the Term Loan Documents until a Discharge of Term Loan Claims has occurred;

(c) third, to the payment of Excess ABL Debt in accordance with the ABL Loan Documents until such obligations are paid in full in cash;

(d) fourth, to the payment of Excess Term Loan Debt in accordance with the Term Loan Documents until such obligations are paid in full in cash; and

(e) fifth, the balance, if any, to the Grantors or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

4.3 Application of Proceeds of Term Loan Priority Collateral. The ABL Agent, on behalf of itself and each ABL Lender, and each Term Loan Agent, on behalf of itself and each applicable Term Loan Lender, hereby agree that the Term Loan Priority Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Term Loan Priority Collateral upon the Exercise of Any Secured Creditor Remedies, shall be applied:

(a) first, to the payment of the Term Loan Claims in accordance with the Term Loan Documents until a Discharge of Term Loan Claims has occurred;

(b) second, to the payment of the ABL Claims in accordance with the ABL Loan Documents until a Discharge of ABL Claims has occurred;

(c) third, to the payment of Excess Term Loan Debt in accordance with the Term Loan Documents until such obligations are paid in full in cash;

(d) fourth, to the payment of Excess ABL Debt in accordance with the ABL Loan Documents until such obligations are paid in full in cash; and

(e) fifth, the balance, if any, to the Grantors or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

4.4 Payments Over.

(a) Any ABL Priority Collateral or proceeds thereof received by a Term Loan Agent or any Term Loan Lender in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the ABL Priority Collateral in contravention of this Agreement or otherwise in a manner that is not consistent with the order of priority of Liens established by Section 2.1 above shall be segregated and held in trust for the benefit of and forthwith paid over to the ABL Agent (and/or its designees) for the benefit of the ABL Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Agent is hereby authorized to make any such endorsements as agent for each Term Loan Agent or any such Term Loan Lender. This authorization is coupled with an interest and is irrevocable.

(b) Any Term Loan Priority Collateral or proceeds thereof received by the ABL Agent or any ABL Lender in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Term Loan Priority Collateral in contravention of this Agreement or otherwise in a manner that is not consistent with the order of priority of Liens established by Section 2.1 above shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Term Loan Agent (and/or its designees) for the benefit of the Term Loan Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Designated Term Loan Agent is hereby authorized to make any such endorsements as agent for the ABL Agent or any such ABL Lender. This authorization is coupled with an interest and is irrevocable.

(c) Promptly upon the Discharge of ABL Claims, the ABL Agent shall deliver written notice confirming the same to the Term Loan Agents; provided that the failure to give any such notice shall not result in any liability of the ABL Agent or the ABL Lenders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder. Promptly upon the Discharge of Term Loan Claims, the Term Loan Agents shall deliver written notice confirming the same to the ABL Agent; provided that the failure to give any such notice shall not result in any liability of the Term Loan Agents or the Term Loan Lenders hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

4.5 Application of Proceeds of Mixed Collateral. Notwithstanding anything to the contrary contained above or in the definition of ABL Priority Collateral or Term Loan Priority Collateral, in the event that Proceeds of Common Collateral are received from (or are otherwise attributable to the value of) a sale or other disposition of Common Collateral that involves a combination of ABL Priority Collateral and Term Loan Priority Collateral, the portion of such Proceeds that shall be allocated as Proceeds of ABL Priority Collateral for purposes of this Agreement shall be an amount equal to the net book value of such ABL Priority Collateral (except in the case of Accounts, Supporting

Obligations with respect to such Accounts and proceeds thereof, which amount shall be equal to the face amount of such Accounts). In addition, notwithstanding anything to the contrary contained above or in the definition of ABL Priority Collateral or Term Loan Priority Collateral, to the extent Proceeds of Common Collateral are Proceeds received from (or are otherwise attributable to the value of) the sale or disposition of all or substantially all of the Capital Stock of any Subsidiary that is a Grantor or all or substantially all of the assets of any such Subsidiary, such Proceeds shall constitute (a) first, in an amount equal to (i) the face amount of the Accounts (excluding any rights to payment for any property which specifically constitutes Term Loan Priority Collateral that has been or is to be sold, leased, licensed, assigned or otherwise disposed of), (ii) the amount of cash held in the deposit accounts of such Grantor immediately prior to the consummation of such sale constituting the proceeds of Accounts constituting ABL Priority Collateral and (iii) the net book value of the Inventory and Equipment owned by such Subsidiary at the time of such sale, ABL Priority Collateral, and (b) second, to the extent in excess of the amounts described in preceding clause (a), Term Loan Priority Collateral. In the event that amounts are received in respect of Common Collateral consisting of Capital Stock of or intercompany loans issued to any Grantor in an Insolvency or Liquidation Proceeding, such amounts shall be deemed to be Proceeds received from a sale or disposition of ABL Priority Collateral and Term Loan Priority Collateral and shall be allocated as Proceeds of ABL Priority Collateral and Term Loan Priority Collateral in proportion to the ABL Priority Collateral and Term Loan Priority Collateral owned at such time by the issuer of such Capital Stock (with such proportion to be determined in the same manner as is set forth in the immediately preceding sentence as it relates to a sale or disposition of Capital Stock).

SECTION 5. OTHER AGREEMENTS.

5.1 Releases.

(a) If, at any time any Grantor or the holder of any ABL Claim delivers notice to the Term Loan Agents that any ABL Priority Collateral is sold, transferred or otherwise disposed of (including for such purpose, in the case of the sale of Capital Stock of any Subsidiary, any ABL Priority Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) or any other release of ABL Priority Collateral has occurred under Section 9.14 of the ABL Credit Agreement:

(i) in a transaction permitted under the ABL Credit Agreement and the Term Loan Credit Agreements; or

(ii) during the existence of any Event of Default under (and as defined in) the ABL Credit Agreement by the owner of such ABL Priority Collateral (to the extent the ABL Agent has consented to such sale, transfer or disposition) or by the ABL Agent in connection with the Exercise of Any Secured Creditor Remedies; then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Term Loan Lenders upon such ABL Priority Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such ABL Priority Collateral securing ABL Claims are released and discharged;

provided that the proceeds of such sale, transfer or other disposition are applied in accordance with Section 4. Upon delivery to each Term Loan Agent of a notice from the ABL Agent stating that any release or discharge of Liens by the ABL Agent securing or supporting the ABL Claims on any ABL Priority Collateral has become effective (or shall become effective upon each Term Loan Agent’s release), each Term Loan Agent will promptly execute, file and deliver such instruments, releases, termination statements, certificates of non-crystallization, discharges or other documents (including UCC-3 termination statements, PPSA financing change statements or discharges or registrations, mortgage releases, deeds of mainlevée and termination of security interests filed against registered Intellectual Property, including USPTO, Canadian Intellectual Property Office and copyright filings) confirming such release, discharge or non-crystallization on customary terms at the expense of Holdings.

Each Term Loan Agent, for itself and on behalf of each applicable Term Loan Lender, hereby irrevocably constitutes and appoints the ABL Agent and any officer or agent of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Term Loan Agent or such Term Loan Lender (as applicable) or in the ABL Agent’s own name, from time to time in the ABL Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1(a), to take any and all appropriate action and to execute any and all documents and instruments and make filings that may be necessary or desirable to accomplish the purposes of this Section 5.1(a), including filing any termination statements, PPSA financing change statements, discharges or registrations, endorsements or other instruments of transfer, discharge or release; provided that the ABL Agent shall not exercise such power of attorney unless the Term Loan Agents have failed to comply with their obligations under this Section 5.1 within two Business Days after demand by the ABL Agent.

(b) Subject to Section 5.6, if, at any time any Grantor or the holder of any Term Loan Claim delivers notice to the ABL Agent that any specified Term Loan Priority Collateral (including all or substantially all of the Capital Stock of a Grantor or any of its Subsidiaries) (including for such purpose, in the case of the sale of Capital Stock of any Subsidiary, any Term Loan Priority Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) is sold, transferred or otherwise disposed of or any other release of Term Loan Priority Collateral has occurred under Section 9.14 of the First Lien Credit Agreement (or the corresponding provision of any other Term Loan Credit Agreement):

(i) in a transaction permitted under the Term Loan Credit Agreements and the ABL Credit Agreement; or

(ii) during the existence of any Event of Default under (and as defined in) any Term Loan Credit Agreement by the owner of such Term Loan Priority Collateral (to the extent the Designated Term Loan Agent has consented to such sale, transfer or disposition) or by a Term Loan Agent in connection with the Exercise of Any Secured Creditor Remedies;

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the ABL Lenders upon such Term Loan Priority Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Term Loan Priority Collateral securing Term Loan Claims (and, as applicable, the guarantee granted by any ABL Guarantor that, as a result of such sale, transfer or other disposition is no longer a Subsidiary of Holdings) are released and discharged; provided that the proceeds of such sale, transfer or other disposition are applied in accordance with Section 4. Upon delivery to the ABL Agent of a notice from the applicable Term Loan Agent stating that any release or discharge of Liens by the Term Loan Agents securing or supporting the Term Loan Claims on any Term Loan Priority Collateral has become effective (or shall become effective upon the ABL Agent’s release), the ABL Agent will promptly execute, file and deliver such instruments, discharges, releases, termination statements, debt assignments or transfers or other documents (including UCC-3 termination statements, PPSA financing change statements or discharges or registrations, mortgage releases, deeds of mainlevée and termination of security interests filed against registered Intellectual Property, including USPTO, Canadian Intellectual Property Office and copyright filings) confirming such release, discharge or non-crystallization on customary terms at the expense of the ABL Borrowers.

The ABL Agent, for itself and on behalf of each ABL Lender, hereby irrevocably constitutes and appoints each Term Loan Agent and any officer or agent of such Term Loan Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the ABL Agent or such ABL Lender or in such Term Loan Agent’s own name, from time to time in such Term Loan Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1(b), to take any and all appropriate action and to execute any and all documents and instruments and make any filings that may be necessary or desirable to accomplish the purposes of this Section 5.1(b), including filing any termination statements, PPSA financing change statements, discharges or registrations, endorsements or other instruments of transfer, discharge or release; provided that the applicable Term Loan Agent shall not exercise such power of attorney unless the ABL Agent has failed to comply with its obligations under this Section 5.1 within two Business Days after demand by the applicable Term Loan Agent.

(c) Unless and until the Discharge of ABL Claims has occurred, each Term Loan Agent, for itself and on behalf of each applicable Term Loan Lender, hereby consents to the application, whether prior to or after a default, of proceeds of ABL Priority Collateral to the repayment of ABL Claims pursuant to the ABL Credit Agreement; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Term Loan Agents or the Term Loan Lenders to receive proceeds in connection with the Term Loan Claims not otherwise in contravention of this Agreement.

(d) Unless and until the Discharge of Term Loan Claims has occurred, the ABL Agent, for itself and on behalf of each ABL Lender, hereby consents to the application, whether prior to or after a default, of proceeds of Term Loan Priority

Collateral to the repayment of Term Loan Claims pursuant to the Term Loan Credit Agreements; provided that nothing in this Section 5.1(d) shall be construed to prevent or impair the rights of the ABL Agent or the ABL Lenders to receive proceeds in connection with the ABL Claims not otherwise in contravention of this Agreement.

5.2 Insurance.

(a) Proceeds of Common Collateral include insurance proceeds and, therefore, the Lien priority set forth in this Agreement shall govern the ultimate disposition of casualty insurance proceeds.

(b) Unless and until the Discharge of ABL Claims has occurred, the ABL Agent and the ABL Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the ABL Loan Documents, to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation, expropriation or similar proceeding affecting the ABL Priority Collateral; provided that if any insurance claim includes both ABL Priority Collateral and Term Loan Priority Collateral, the insurer will not settle such claim separately with respect to ABL Priority Collateral and Term Loan Priority Collateral, and if the ABL Agent and the Designated Term Loan Agent are unable after negotiating in good faith to agree on the settlement for such claim, either such Person may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the parties. Unless and until the Discharge of ABL Claims has occurred, all proceeds of any such policy and any such award in respect of the ABL Priority Collateral shall be paid in accordance with the terms of Section 4.2. If any Term Loan Agent or any Term Loan Lender shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the ABL Agent in accordance with the terms of Section 4.4.

(c) Unless and until the Discharge of Term Loan Claims has occurred, the Term Loan Agents and the Term Loan Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the Term Loan Documents, to adjust settlement for any insurance policy covering the Term Loan Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation, expropriation or similar proceeding affecting the Term Loan Priority Collateral; provided that, if any insurance claim includes both ABL Priority Collateral and Term Loan Priority Collateral, the insurer will not settle such claim separately with respect to ABL Priority Collateral and Term Loan Priority Collateral, and if the ABL Agent and the Designated Term Loan Agent are unable after negotiating in good faith to agree on the settlement for such claim, either such Person may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the parties. Unless and until the Discharge of Term Loan Claims has occurred, all proceeds of any such policy and any such award in respect of the Term Loan Priority Collateral shall be paid in accordance with the terms of Section 4.3. If the ABL Agent or any ABL Lender shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Term Loan Agent in accordance with the terms of Section 4.4.

5.3 Amendments to ABL Loan Documents and Term Loan Documents.

(a) Each Term Loan Agent, on behalf of itself and the applicable Term Loan Lenders, hereby agrees that, without affecting the obligations of the Term Loan Agents or the Term Loan Lenders hereunder, the ABL Agent and the ABL Lenders may, at any time and from time to time, in their sole discretion without the consent of or notice to any Term Loan Agent or any Term Loan Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to any Term Loan Agent or any Term Loan Lender or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, Refinance, extend, consolidate, restructure, or otherwise modify any of the ABL Loan Documents in any manner whatsoever (subject to compliance with Section 9.3, to the extent applicable), including to:

(i) change the manner, place, time or terms of payment or renew or alter or increase all or any of the Obligations under the ABL Loan Documents or otherwise amend, restate, supplement or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Obligations under the ABL Loan Documents or any of the ABL Loan Documents;

(ii) retain or, subject to Section 2.3, obtain a Lien on any property of any Person to secure any of the ABL Claims, and in connection therewith to enter into any additional ABL Loan Documents;

(iii) amend, or grant any waiver, compromise or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the ABL Claims;

(iv) subject to Section 5.1, release or discharge its Lien on any Common Collateral or other property;

(v) exercise or refrain from exercising any rights against the ABL Borrowers, any Grantor or any other Person;

(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the ABL Claims; and

(vii) otherwise manage and supervise the ABL Claims as the ABL Agent shall deem appropriate.

(b) The ABL Agent, on behalf of itself and the ABL Lenders, hereby agrees that, without affecting the obligations of the ABL Agent and the ABL Lenders hereunder, each Term Loan Agent and the Term Loan Lenders may, at any time and from time to time, in their sole discretion without the consent of or notice to the ABL Agent or any ABL Lender (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to the ABL Agent or any ABL Lender or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, Refinance, extend, consolidate, restructure or otherwise modify any of the Term Loan Documents in any manner whatsoever (subject to compliance with Section 9.3, to the extent applicable), including to:

(i) change the manner, place, time, or terms of payment or renew, alter or increase all or any of the Obligations under the Term Loan Documents or otherwise amend, restate, supplement or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Obligations under the Term Loan Documents or any of the Term Loan Documents;

(ii) retain or, subject to Section 2.3, obtain a Lien on any property of any Person to secure any of the Term Loan Claims, and in connection therewith to enter into any additional Term Loan Documents;

(iii) amend, or grant any waiver, compromise or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Term Loan Claims;

(iv) subject to Section 5.1, release its respective Lien on any Common Collateral or other property;

(v) exercise or refrain from exercising any rights against the Lead Borrower, the Additional US Borrowers, any Grantor or any other Person;

(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Term Loan Claims; and

(vii) otherwise manage and supervise the Term Loan Claims as the applicable Term Loan Agent shall deem appropriate.

(c) The ABL Claims and the Term Loan Claims may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the Refinancing transaction under any ABL Loan Document or any Term Loan Document) of, the ABL Agent, the ABL Lenders, the Term Loan Agents or the Term Loan Lenders, as the case may be, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that the holders of such Refinancing Indebtedness (or an authorized agent, trustee, receiver, interim receiver or similar Person on their behalf) comply with Section 9.3 (to the extent applicable), and any such Refinancing transaction shall be in accordance with any applicable provisions of the ABL Loan Documents and the Term Loan Documents.

(d) In the event that the ABL Agent or the ABL Lenders enter into any amendment, waiver or consent in respect of or replace any of the ABL Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any ABL Collateral Document or changing in any manner the rights of the ABL Agent, the ABL Lenders, any ABL Borrower or any other

Grantor thereunder in respect of the ABL Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Term Loan Collateral Document (but solely as to ABL Priority Collateral) without the consent of any Term Loan Agent or any Term Loan Lender and without any action by the Term Loan Lenders, the Lead Borrower or any other Grantor; provided that such amendment, waiver or consent may not materially adversely affect the rights of the applicable Term Loan Lenders or the interests of the applicable Term Loan Lenders in the ABL Priority Collateral unless the rights and interests of all other creditors of such ABL Borrower or such Grantor, as the case may be, that have a security interest in the affected collateral are affected in a like or similar manner (without regard to the fact that the Lien of such ABL Collateral Document is senior to the Lien of the comparable Term Loan Collateral Document). The ABL Agent shall give written notice of such amendment, waiver or consent to the Term Loan Agents; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any Term Loan Collateral Document as set forth in this Section 5.3(d).

(e) In the event that a Term Loan Agent or the Term Loan Lenders enter into any amendment, waiver or consent in respect of or replace any of the Term Loan Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Term Loan Collateral Document or changing in any manner the rights of the Term Loan Agents, the Term Loan Lenders, the Lead Borrower or any other Grantor thereunder in respect of the Term Loan Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable ABL Collateral Document (but solely as to Term Loan Priority Collateral) without the consent of the ABL Agent or any ABL Lender and without any action by the ABL Lenders, the ABL Borrowers or any other Grantor; provided that such amendment, waiver or consent may not materially adversely affect the rights of the ABL Lenders or the interests of the ABL Lenders in the Term Loan Priority Collateral unless the rights and interests of all other creditors of the Lead Borrower or such Grantor, as the case may be, that have a security interest in the affected collateral are affected in a like or similar manner (without regard to the fact that the Lien of such Term Loan Collateral Document is senior to the Lien of the comparable ABL Collateral Document). The applicable Term Loan Agent shall give written notice of such amendment, waiver or consent to the ABL Agent; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any ABL Collateral Document as set forth in this Section 5.3(e).

5.4 Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Agents and the Second Priority Lenders may exercise rights and remedies as an unsecured creditor against Holdings, the Lead Borrower, the Canadian Borrowers (solely to the extent constituting a Grantor in respect of the Term Loan Obligations), the Additional US Borrowers, any other ABL Borrower or any Subsidiary that has guaranteed the Second Priority Claims in accordance with the terms of the applicable Second Priority Documents and applicable law, in each case to the extent not inconsistent with the provisions of this Agreement. Nothing in this

Agreement shall prohibit the receipt by any Second Priority Agent or any Second Priority Lender of the required payments of interest and principal so long as such receipt is not the direct or indirect result of (a) the exercise by any Second Priority Agent or any Second Priority Lender of rights or remedies as a secured creditor in respect of that portion of the Common Collateral on which the Second Priority Agents and the Second Priority Lenders have a Second Priority Claim or (b) enforcement in contravention of this Agreement or any other applicable intercreditor agreement of any Lien in respect of Second Priority Claims held by any of them. In the event any Second Priority Agent or any Second Priority Lender becomes a judgment lien creditor or other secured creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Claims or otherwise, such judgment or other lien shall be subordinated to the Liens securing First Priority Claims on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing First Priority Claims under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the ABL Agent or the ABL Lenders may have with respect to the ABL Priority Collateral, or any rights or remedies the Term Loan Agents or the Term Loan Lenders may have with respect to the Term Loan Priority Collateral.

5.5 First Priority Agent as Gratuitous Bailee for Perfection.

(a) The ABL Agent agrees to hold the Pledged Collateral that is part of the ABL Priority Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for each Term Loan Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Term Loan Collateral Documents, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC or similar provision of the PPSA, the STA or other applicable law). Each Term Loan Agent agrees to hold the Pledged Collateral that is part of the Term Loan Priority Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the ABL Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the ABL Collateral Documents, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC or similar provisions of the PPSA, the STA or other applicable law).

(b) The ABL Agent agrees to hold the Deposit Account Collateral that is part of the Collateral and controlled by the ABL Agent as gratuitous agent for each Term Loan Agent and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the Term Loan Collateral Documents, subject to the terms and conditions of this Section 5.5, and hereby acknowledges that to the extent it has “control” (as defined in Section 9-104 of the UCC) of such Deposit Account Collateral, such control is also for the benefit of each Term Loan Agent and the Term Loan Lenders solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the Term Loan Collateral Documents.

(c) Except as otherwise specifically provided herein (including Sections 3.1, 4 and 8.2), until the Discharge of ABL Claims has occurred, the ABL Agent shall be entitled to deal with the Pledged Collateral constituting ABL Priority Collateral in accordance with the terms of the ABL Loan Documents as if the Liens under the Term Loan Collateral Documents did not exist. The rights of each Term Loan Agent and the Term Loan Lenders with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement. Except as otherwise specifically provided herein (including Sections 3.1, 4 and 8.2), until the Discharge of Term Loan Claims has occurred, each Term Loan Agent shall be entitled to deal with the Pledged Collateral constituting Term Loan Priority Collateral in accordance with the terms of the Term Loan Documents as if the Liens under the ABL Collateral Documents did not exist. The rights of the ABL Agent and the ABL Lenders with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(d) The First Priority Agent shall have no obligation whatsoever to any Second Priority Agent or any Second Priority Lender to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the applicable portion of the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Priority Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral (and, in the case of the ABL Agent, the Deposit Account Collateral) as gratuitous bailee for each Second Priority Agent for purposes of perfecting the Lien held by the Second Priority Lenders.

(e) The First Priority Agent shall not have by reason of the Second Priority Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Priority Agent or any Second Priority Lender and the Second Priority Agent and the Second Priority Lenders hereby waive and release the First Priority Agent from all claims and liabilities arising pursuant to the First Priority Agent’s role, under this Section 5.5, as agent and gratuitous bailee with respect to the applicable portion of the Common Collateral.

(f) Upon the Discharge of ABL Claims, the ABL Agent shall deliver to the Designated Term Loan Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) constituting ABL Priority Collateral in its possession or under its control, together with any necessary endorsements (or otherwise allow the Designated Term Loan Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The ABL Borrowers shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the ABL Agent for loss or damage suffered by the ABL Agent as a result of such transfer except for loss or damage suffered by the ABL Agent as a result of its own willful misconduct, gross negligence or bad faith. No ABL Agent has any obligation to follow instructions from a Term Loan Agent in contravention of this Agreement.

(g) Upon the Discharge of Term Loan Claims, each Term Loan Agent shall deliver to the ABL Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) constituting Term Loan Priority Collateral in its possession or under its control, together with any necessary endorsements (or otherwise allow the ABL Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct. The Lead Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Term Loan Agent for loss or damage suffered by such Term Loan Agent as a result of such transfer except for loss or damage suffered by such Term Loan Agent as a result of its own willful misconduct, gross negligence or bad faith. No Term Loan Agent has any obligation to follow instructions from the ABL Agent in contravention of this Agreement.

5.6 Access to Premises and Cooperation.

(a) If the ABL Agent takes any enforcement action with respect to the ABL Priority Collateral, each Term Loan Agent and the Term Loan Lenders (i) shall cooperate with the ABL Agent (at the sole cost and expense of the ABL Agent and the ABL Lenders and subject to the condition that the Term Loan Agents and the Term Loan Lenders shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to a Term Loan Agent or the Term Loan Lenders) in its efforts to enforce its security interest in the ABL Priority Collateral and to allow the ABL Agent to finish any work-in-process and assemble the ABL Priority Collateral, (ii) shall not take any action that could reasonably be expected to hinder or restrict in any respect the ABL Agent from enforcing its security interest in the ABL Priority Collateral or from finishing any work-in-process or assembling the ABL Priority Collateral and (iii) shall permit the ABL Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the ABL Lenders and upon reasonable advance notice, to use the Term Loan Priority Collateral (including (x) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (y) Intellectual Property, in each case only to the extent and for so long as required to effect an enforcement action with respect to the ABL Priority Collateral), for a period not to exceed 180 days after the taking of such enforcement action, for purposes of (A) assembling and storing the ABL Priority Collateral and completing the processing of and turning into finished goods of any ABL Priority Collateral consisting of work-in-process, (B) selling any or all of the ABL Priority Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (C) removing and transporting any or all of the ABL Priority Collateral located in or on such Term Loan Priority Collateral, if any, (D) otherwise processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the ABL Priority Collateral, or (E) taking reasonable actions to protect, secure, and otherwise enforce the rights of the ABL Agent and the ABL Lenders in and to the ABL Priority Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of the Term Loan Agents or the Term Loan Lenders from selling, assigning or otherwise transferring any Term Loan Priority Collateral prior to the expiration of such 180-day period if (but only if) the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 5.6. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been imposed by applicable law (including in connection with any Insolvency or Liquidation Proceeding affecting any ABL Borrower or other Grantor) or entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order. In connection with the use of Intellectual Property constituting Term Loan Priority Collateral pursuant to clause (iii)(y) above in the first sentence of this clause (a), each Term Loan Agent (and any purchaser, assignee or transferee of assets as provided in the proviso to the first sentence of this clause (a)) (1) consents (without any representation, warranty or obligation whatsoever) to the grant by any Grantor to the ABL Agent of a non-exclusive royalty-free license to use any Patent, Trademark or proprietary information of such Grantor that is subject to a Lien held by such Term Loan Agent (or any Patent, Trademark or proprietary information acquired by such purchaser, assignee or transferee from any Grantor, as the case may be) and (2) grants, in its capacity as a secured party (or as a purchaser, assignee or transferee, as the case may be), to the ABL Agent a non-exclusive royalty-free license to use any Patent, Trademark or proprietary information that is subject to a Lien held by such Term Loan Agent (or subject to such purchase, assignment or transfer, as the case may be), in each case for the purposes set forth in clauses (A) through (E) of this paragraph.

(b) During the period of actual use or control by the ABL Agent or its agents or representatives of any Term Loan Priority Collateral, the ABL Agent and the ABL Lenders shall (i) be responsible for the ordinary course third party expenses related thereto, and (ii) be obligated to repair at their expense any physical damage to such Term Loan Priority Collateral resulting directly from such use or control, and to leave such Term Loan Priority Collateral in substantially the same condition as it was at the commencement of such use or control, ordinary wear and tear excepted. The ABL Agent and the ABL Lenders jointly and severally agree to pay, indemnify and hold each Term Loan Agent and their respective officers, directors, employees and agents harmless from and against any liability, cost, expense, loss or damages, including legal fees and expenses, resulting from the gross negligence or willful misconduct of the ABL Agent or any of its agents, representatives or invitees in its or their use or operation of such Term Loan Priority Collateral. Notwithstanding the foregoing, in no event shall the ABL Agent or the ABL Lenders have any liability to the Term Loan Agents or the Term Loan Lenders pursuant to this Section 5.6 as a result of the condition of any Term Loan Priority Collateral existing prior to the date of the exercise by the ABL Agent and the ABL Lenders of their rights under this Section 5.6, and the ABL Agent and the ABL Lenders shall have no duty or liability to maintain the Term Loan Priority Collateral in a condition or manner better than that in which it was maintained prior to the use or operation thereof by the ABL Agent, or for any diminution in the value of the Term Loan Priority Collateral that results from ordinary wear and tear resulting from the use of the Term Loan Priority Collateral by the ABL Agent in the manner and for the time periods specified under this Section 5.6. Without limiting the rights granted in this paragraph, the ABL Agent and the ABL Lenders shall cooperate with the Term Loan Agents and the Term Loan Lenders in connection with any efforts made by the Term Loan Agents and the Term Loan Lenders to sell the Term Loan Priority Collateral.

(c) If a Term Loan Agent takes any enforcement action with respect to the Term Loan Priority Collateral, the ABL Agent and the ABL Lenders (i) shall reasonably cooperate with such Term Loan Agent (at the sole cost and expense of such Term Loan Agent and the applicable Term Loan Lenders and subject to the condition that the ABL Agent and the ABL Lenders shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to the ABL Agent or the ABL Lenders) in its efforts to enforce its security interest in the Term Loan Priority Collateral and assemble the Term Loan Priority Collateral and (ii) shall not take any action that could reasonably be expected to hinder or restrict in any respect such Term Loan Agent from enforcing its security interest in the Term Loan Priority Collateral or from assembling the Term Loan Priority Collateral.

(d) Each Term Loan Agent agrees that if the ABL Agent shall require rights available under any permit or license controlled by such Term Loan Agent in order to realize on any ABL Priority Collateral, such Term Loan Agent shall take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the ABL Agent to make such rights available to the ABL Agent, subject to the Liens of the Term Loan Agents and the Term Loan Lenders. The ABL Agent agrees that if a Term Loan Agent shall require rights available under any permit or license controlled by the ABL Agent in order to realize on any Term Loan Priority Collateral, the ABL Agent shall take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the applicable Term Loan Agent to make such rights available to such Term Loan Agent, subject to the Liens of the ABL Agent and the ABL Lenders.

5.7 Reinstatement.

(a) If, concurrently with (or after) the Discharge of ABL Claims has occurred, any ABL Claims are Refinanced in accordance with Section 9.3, then such Discharge of ABL Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken by a Term Loan Agent or otherwise prior to the date of such designation as a result of the occurrence of such prior Discharge of ABL Claims), and the applicable agreement governing such ABL Claims shall automatically be treated as the ABL Credit Agreement for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the ABL Agent of amendments, waivers and consents hereunder.

(b) If, concurrently with (or after) the Discharge of Term Loan Claims has occurred, any Term Loan Claims are Refinanced in accordance with Section 9.3 hereof, then such Discharge of Term Loan Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken by the ABL Agent or otherwise prior to the date of such designation as a result of the occurrence of such prior Discharge of Term Loan Claims), and the applicable agreement governing such Term Loan Claims shall automatically be treated as a Term Loan Credit Agreement for all purposes of this Agreement, including for purposes of the

Lien priorities and rights in respect of Common Collateral set forth herein and the granting by the applicable Term Loan Agent of amendments, waivers and consents hereunder.

5.8 Required Provisions. Each party hereto agrees that each Credit Agreement and each Specified Collateral Document shall contain the applicable provisions set forth on Schedule I hereto, or similar provisions approved by the ABL Agent and the Term Loan Agents, which approval shall not be unreasonably withheld or delayed.

5.9 Consent to License to Use Intellectual Property. Each Term Loan Agent (a) consents (without any representation, warranty or obligation whatsoever) to the grant by any Grantor to the ABL Agent of a non-exclusive royalty-free license to use for a period not less than 180 days (commencing with the initiation of any enforcement of Liens by any of the Term Loan Agents (provided that, in each case, that the ABL Agent has received notice thereof) or the ABL Agent) any Intellectual Property or proprietary information of such Grantor that is subject to a Lien held by any Term Loan Agent (or any Intellectual or proprietary information acquired by such purchaser, assignee or transferee from any Grantor, as the case may be) and (b) grants, in its capacity as a secured party (or as a purchaser, assignee or transferee, as the case may be), to the ABL Agent a non-exclusive royalty-free license to use for a period not to exceed 180 days (commencing with (x) the initiation of any enforcement of Liens by any Term Loan Agent or (y) the purchase, assignment or transfer, as the case may be (provided that, in each case, that the ABL Credit Agreement Collateral Agent has received notice thereof)) any Intellectual Property or proprietary information that is subject to a Lien held by any Term Loan Agent (or subject to such purchase, assignment or transfer, as the case may be), in each case in connection with the enforcement of any Lien held by the ABL Agent upon any Inventory, Equipment or other ABL Priority Collateral of any Grantor and to the extent the use of such Intellectual Property or proprietary information is necessary or appropriate, in the good faith opinion of the ABL Agent, to process, ship, produce, store, complete, supply, lease, sell or otherwise dispose of any such Inventory or Equipment in any lawful manner. The 180 day license periods shall be tolled during the pendency of any Insolvency or Liquidation Proceeding of any Grantor pursuant to which the ABL Agent is effectively stayed from enforcing its rights and remedies with respect to the ABL Priority Collateral.

SECTION 6. INSOLVENCY OR LIQUIDATION PROCEEDINGS.

6.1 DIP Financing. If the Lead Borrower, any other ABL Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and shall move for the approval of the use of cash collateral or of financing (“DIP Financing”) under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Debtor Relief Laws, then each Second Priority Agent, on behalf of itself and each Second Priority Lender, agrees that it will raise no objection to, and will not support any objection to, and will not otherwise contest (a) such DIP Financing, the Liens on First Priority Collateral securing such DIP Financing (and all obligations relating thereto, including any “carve-out” from the ABL Priority Collateral granting administrative priority status or Lien priority to secure the payment of fees and expenses of the United States Trustee or professionals retained by any debtor or creditors’ committee agreed to by the ABL Agent or other holder of ABL Claims) (the “DIP Financing Liens”) or the use of cash collateral that constitutes First Priority Collateral, in each case unless the First Priority Agent or the First Priority Lenders represented by such First Priority Agent shall then object or support an objection to such DIP Financing, DIP Financing Liens or use of cash collateral, and will not object on the basis of lack of adequate protection or any other relief in connection therewith and, to the extent the Liens securing the First Priority Claims under the applicable Credit Agreement or, if no such Credit Agreement exists, under the other First Priority Documents are subordinated or pari passu with such DIP Financing Liens, will subordinate (and will be deemed by virtue of this Agreement to have subordinated) its Liens on the First Priority Collateral to such DIP Financing Liens on the same basis as the other Liens on First Priority Collateral securing the Second Priority Claims are so subordinated to Liens securing First Priority Claims under this Agreement, (b) any motion for relief from the automatic stay or any other stay or from any injunction against foreclosure or enforcement in respect of First Priority Claims made by the First Priority Agent or any holder of First Priority Claims, (c) any lawful exercise by any holder of First Priority Claims of the right to credit bid First Priority Claims at any sale in foreclosure of First Priority Collateral, (d) any other request for judicial relief made in any court by any holder of First Priority Claims relating to the lawful enforcement of any Lien on First Priority Collateral or (e) any order relating to a sale of First Priority Collateral for which the First Priority Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the First Priority Claims and the Second Priority Claims will attach to the proceeds of the sale on the same basis of priority as set forth in this Agreement; provided that all Liens granted to the ABL Agent or the Term Loan Agents in any Insolvency or Liquidation Proceeding are intended by the parties hereto to be and shall be deemed to be subject to the Lien priority and the other terms and conditions of this Agreement.

6.2 Relief from the Automatic Stay. Until the Discharge of ABL Claims has occurred, each Term Loan Agent, on behalf of itself and each applicable Term Loan Lender, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral, without the prior written consent of the ABL Agent and the Required Lenders under the ABL Credit Agreement. Until the Discharge of Term Loan Claims has occurred, the ABL Agent, on behalf of itself and each ABL Lender, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Term Loan Priority Collateral, without the prior written consent of the Term Loan Agents and the Required Lenders under each of the Term Loan Credit Agreements.

6.3 Adequate Protection.

(a) Each Term Loan Agent, on behalf of itself and the applicable Term Loan Lenders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right to consent):

(i) any request by the ABL Agent or the ABL Lenders for adequate protection with respect to the ABL Priority Collateral (except to the extent any such adequate protection is a payment from Term Loan Priority Collateral); or

(ii) any objection by the ABL Agent or any ABL Lender to any motion, relief, action or proceeding based on the ABL Agent or such ABL Lender claiming a lack of adequate protection with respect to the ABL Priority Collateral.

(b) The ABL Agent, on behalf of itself and the ABL Lenders, agrees that none of them shall be entitled to contest and none of them shall contest (or support any other Person contesting) (but instead shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right to consent):

(i) any request by any Term Loan Agent or the other Term Loan Lenders for adequate protection with respect to the Term Loan Priority Collateral (except to the extent any such adequate protection is a payment from ABL Priority Collateral or Canadian ABL Exclusive Collateral); or

(ii) any objection by any Term Loan Agent or any Term Loan Lender to any motion, relief, action or proceeding based on such Term Loan Agent or such Term Loan Lender claiming a lack of adequate protection with respect to the Term Loan Priority Collateral.

(c) Consistent with the foregoing provisions in this Section 6.3, and except as provided in Sections 6.1 and 6.7, in any Insolvency or Liquidation Proceeding:

(i) no Term Loan Agent or Term Loan Lender shall be entitled (and each Term Loan Agent and Term Loan Lender shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right):

(A) to seek or otherwise be granted any type of adequate protection with respect to its interests in the ABL Priority Collateral; provided, however, that subject to Section 6.1, the Term Loan Agents and the Term Loan Lenders may seek and obtain adequate protection in the form of an additional or replacement Lien on collateral so long as (1) the ABL Agent and the ABL Lenders have been granted adequate protection in the form of an additional or replacement Lien on such collateral, and (2) any such Lien on collateral of the same type as ABL Priority Collateral (and on any collateral granted as adequate protection for the ABL Agent and the ABL Lenders in respect of their interest in such ABL Priority Collateral) is subordinated to the Liens of the ABL Agent in such collateral on the same basis as the other Liens of the Term Loan Agents on ABL Priority Collateral; and

(B) to seek or otherwise be granted any adequate protection payments with respect to its interests in the Common Collateral from Proceeds of ABL Priority Collateral (except as may be consented to in writing by the ABL Agent in its sole and absolute discretion);

(ii) no ABL Agent or ABL Lender shall be entitled (and the ABL Agent and each ABL Lender shall be deemed to have hereby irrevocably, absolutely and unconditionally waived any right):

(A) to seek or otherwise be granted any type of adequate protection in respect of Term Loan Priority Collateral except as may be consented to in writing by each Term Loan Agent in its sole and absolute discretion; provided, however, the ABL Agent and ABL Lenders may seek and obtain adequate protection in the form of an additional or replacement Lien on collateral so long as (1) the Term Loan Agents and Term Loan Lenders have been granted adequate protection in the form of an additional or replacement Lien on such collateral, and (2) any such Lien on collateral of the same type as Term Loan Priority Collateral (and on any collateral granted as adequate protection for the Term Loan Agents and Term Loan Lenders in respect of their interest in such Term Loan Priority Collateral) is subordinated to the Liens of the Term Loan Agents in such collateral on the same basis as the other Liens of the ABL Agent on Term Loan Priority Collateral; and

(B) to seek or otherwise be granted any adequate protection payments with respect to its interests in the Common Collateral from Proceeds of Term Loan Priority Collateral (except as may be consented to in writing by each Term Loan Agent in its sole and absolute discretion).

(d) With respect to (i) the ABL Priority Collateral, nothing herein shall limit the rights of the Term Loan Agents and the Term Loan Lenders from seeking adequate protection with respect to their rights in the Term Loan Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from proceeds of ABL Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement and (ii) the Term Loan Priority Collateral, nothing herein shall limit the rights of the ABL Agent or the ABL Lenders from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise, other than from proceeds of Term Loan Priority Collateral) so long as such request is not otherwise inconsistent with this Agreement.

6.4 Post-Petition Interest.

(a) Neither the Term Loan Agents nor any Term Loan Lender shall oppose or seek to challenge any claim by the ABL Agent or any ABL Lender for allowance in any Insolvency or Liquidation Proceeding of ABL Claims consisting of post-petition interest, fees or expenses to the extent of the value of the ABL Agent’s Lien on the ABL Priority Collateral, without regard to the existence of the Liens of the Term Loan Agents on behalf of the applicable Term Loan Lenders on the ABL Priority Collateral. Neither the ABL Agent nor any ABL Lender shall oppose or seek to challenge any claim by any Term Loan Agent or any Term Loan Lender for allowance in any Insolvency or Liquidation Proceeding of Term Loan Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Liens of the Term Loan

Agents on behalf of the applicable Term Loan Lenders on the ABL Priority Collateral (after taking into account the Lien of the ABL Lenders on the ABL Priority Collateral).

(b) Neither the ABL Agent nor any ABL Lender shall oppose or seek to challenge any claim by any Term Loan Agent or any Term Loan Lender for allowance in any Insolvency or Liquidation Proceeding of Term Loan Claims consisting of post-petition interest, fees or expenses to the extent of the value of such Term Loan Agent’s Lien on the Term Loan Priority Collateral, without regard to the existence of the Lien of the ABL Agent on behalf of the ABL Lenders on the Term Loan Priority Collateral. Neither the Term Loan Agents nor any Term Loan Lender shall oppose or seek to challenge any claim by the ABL Agent or any ABL Lender for allowance in any Insolvency or Liquidation Proceeding of ABL Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the ABL Agent on behalf of the ABL Lenders on the Term Loan Priority Collateral (after taking into account the Lien of the Term Loan Lenders on the Term Loan Priority Collateral).

6.5 Avoidance Issues.

(a) If any ABL Lender is required in any Insolvency or Liquidation Proceeding, Fraudulent Conveyances Proceeding or otherwise to turn over or otherwise pay to the estate of any ABL Borrower or any other Grantor (or any trustee, receiver, interim receiver, monitor or similar Person therefor), because the payment of such amount was declared to be fraudulent, preferential or transaction at undervalue in any respect or for any other reason, any amount (an “ABL Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto the ABL Claims shall be deemed to be reinstated to the extent of such ABL Recovery and to be outstanding as if such payment had not occurred and the ABL Lenders shall be entitled, to the extent they are entitled hereunder, to a Discharge of ABL Claims with respect to all such recovered amounts and shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

(b) If any Term Loan Lender is required in any Insolvency or Liquidation Proceeding, Fraudulent Conveyances Proceeding or otherwise to turn over or otherwise pay to the estate of the Lead Borrower or any other Grantor (or any trustee, receiver, interim receiver, monitor or similar Person therefor), because the payment of such amount was declared to be fraudulent, preferential or a transaction at undervalue in any respect or for any other reason, any amount (a “Term Loan Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto the Term Loan Claims shall be deemed to be reinstated to the extent of such Term Loan Recovery and to be outstanding as if such payment had not occurred and the Term Loan Lenders shall be entitled to a Discharge of Term Loan Claims with respect to all such recovered amounts and shall have all rights hereunder until such time. If this Agreement shall have been terminated prior to such Term Loan Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

This Section 6.5 shall survive termination of this Agreement.

6.6 Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or similar provision of other Debtor Relief Laws, shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee, receiver, interim receiver, monitor or similar Person for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to the provisions of Section 6.1 hereof with respect to any DIP Financing.

6.7 Waivers. Until the Discharge of ABL Claims has occurred, each Term Loan Agent, on behalf of itself and each applicable Term Loan Lender, (a) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code or similar provision of other Debtor Relief Laws senior to or on a parity with the Liens on ABL Priority Collateral securing the ABL Claims for costs or expenses of preserving or disposing of any ABL Collateral, and (b) waives any claim it may now or hereafter have arising out of the election by any ABL Lender of the application of Section 1111(b)(2) of the Bankruptcy Code or similar provision of other Debtor Relief Laws with respect to any ABL Priority Collateral. Until the Discharge of Term Loan Claims has occurred, the ABL Agent, on behalf of itself and each ABL Lender, (a) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code or similar provision of other Debtor Relief Laws senior to or on a parity with the Liens on Term Loan Priority Collateral securing the Term Loan Claims for costs or expenses of preserving or disposing of any Term Loan Collateral, and (b) waives any claim it may now or hereafter have arising out of the election by any Term Loan Lender of the application of Section 1111(b)(2) of the Bankruptcy Code or similar provision of other Debtor Relief Laws with respect to any Term Loan Priority Collateral.

6.8 Separate Grants of Liens. Each Term Loan Lender and each ABL Lender acknowledges and agrees that (i) the grants of Liens pursuant to the ABL Collateral Documents and the Term Loan Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Term Loan Claims are fundamentally different from the ABL Claims and must be separately classified in any plan of reorganization or arrangement (or proposal or other plan of similar effect under any Debtor Relief Laws) proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Lenders and the Term Loan Lenders in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Lenders and the Term Loan Lenders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Claims, on the one hand, and the Term Loan Claims, on the other hand, against the

Grantors, with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term Loan Priority Collateral is sufficient, the ABL Lenders or the Term Loan Lenders, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from that portion of the Common Collateral in which each of the ABL Lenders and the Term Loan Lenders, respectively, have a First Priority Claim, before any distribution is made in respect of the claims held by the other Lenders from such Collateral, with the other Lenders hereby acknowledging and agreeing to turn over to the respective other Lenders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

6.9 Asset Sales.

(a) Each Term Loan Agent agrees, on behalf of itself and the Term Loan Lenders, that it will not oppose any sale consented to by the ABL Agent of any Common Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency or Liquidation Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as the applicable Term Loan Agent, for the benefit of the Term Loan Lenders, shall retain a Lien on the proceeds of such sale (to the extent such proceeds are not applied to the ABL Claims in accordance with Section 4.2 or 4.3, as applicable, and Section 4.5 hereof).

(b) The ABL Agent agrees, on behalf of itself and the ABL Lenders, that it will not oppose any sale consented to by the Term Loan Agent of any Common Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency or Liquidation Proceeding or under a court order in respect of measures granted with similar effect under any foreign Debtor Relief Laws) so long as the ABL Agent, for the benefit of the ABL Lenders, shall retain a Lien on the proceeds of such sale (to the extent such proceeds are not applied to the Term Loan Claims in accordance with Section 4.2 or 4.3, as applicable, and Section 4.5 hereof).

SECTION 7. PURCHASE OPTIONS

7.1 Notice of Exercise.

(a) Upon the earliest of (i) the occurrence and during the continuance of an “Event of Default” under the ABL Credit Agreement, if such Event of Default remains uncured or unwaived for at least 60 consecutive days and the requisite ABL Lenders have not agreed to forbear from the exercise of remedies, (ii) the date of the termination of the commitments and the acceleration of the final maturity of any loans under the ABL Credit Agreement and (iii) the failure to pay all outstanding loans and obligations in full in cash on the final maturity date of the ABL Credit Agreement, all or a portion of the Term Loan Lenders, acting as a single group, shall have the option at any time upon five Business Days’ prior written notice to the ABL Agent to purchase all, but not less than all, of the ABL Obligations from the ABL Lenders. Such notice from such Term Loan Lenders to the ABL Agent shall be irrevocable.

(b) Upon the earliest of (i) the occurrence and during the continuance of an “Event of Default” under the First Lien Credit Agreement or any other Term Loan Credit Agreement, if such Event of Default remains uncured or unwaived for at least 60 consecutive days and the requisite applicable Term Loan Lenders have not agreed to forbear from the exercise of remedies, (ii) the date of the acceleration of the final maturity of the loans under the applicable Term Loan Credit Agreement, and (iii) the failure to pay all outstanding loans and obligations in full in cash on the final maturity date of the applicable Term Loan Credit Agreement, all or a portion of the ABL Lenders, acting as a single group, shall have the option at any time upon five Business Days’ prior written notice to the applicable Term Loan Agent to purchase all, but not less than all, of the Term Loan Obligations relating to the applicable Term Loan Credit Agreement from the applicable Term Loan Lenders. Such notice from such ABL Lenders to the applicable Term Loan Agent shall be irrevocable.

7.2 Purchase and Sale.

(a) On the date specified by the relevant Term Loan Lenders in the notice contemplated by Section 7.1(a) above (which shall not be less than five Business Days, nor more than 20 calendar days, after the receipt by the ABL Agent of the notice of the relevant Term Loan Lender’s election to exercise such option), the ABL Lenders shall sell to the relevant Term Loan Lenders, and the relevant Term Loan Lenders shall purchase from the ABL Lenders, the ABL Obligations; provided that the ABL Agent and the ABL Lenders shall retain all rights to be indemnified or held harmless by the ABL Loan Parties in accordance with the terms of the ABL Loan Documents for all claims and other amounts relating to periods prior to such sale of the ABL Obligations but shall not retain any rights to the security therefor.

(b) On the date specified by the relevant ABL Lenders in the notice contemplated by Section 7.1(b) above (which shall not be less than five Business Days, nor more than 20 calendar days, after the receipt by the applicable Term Loan Agent of the notice of the relevant ABL Lender’s election to exercise such option), the applicable Term Loan Lenders shall sell to the relevant ABL Lenders, and the relevant ABL Lenders shall purchase from the applicable Term Loan Lenders, all but not less than all of the Term Loan Obligations with respect to the applicable Term Loan Credit Agreement, provided that the applicable Term Loan Agent and the applicable Term Loan Lenders shall retain all rights to be indemnified or held harmless by the applicable Term Loan Parties in accordance with the terms of the applicable Term Loan Documents for all claims and other amounts relating to periods prior to such sale of the applicable Term Loan Obligations but shall not retain any rights to the security therefor.

7.3 Payment of Purchase Price. Upon the date of such purchase and sale, the relevant Term Loan Lenders or the relevant ABL Lenders, as applicable, shall (a) pay to the ABL Agent for the benefit of the ABL Lenders (with respect to a purchase of the ABL Obligations) or to the applicable Term Loan Agent for the benefit of the applicable

Term Loan Lenders (with respect to a purchase of the Term Loan Obligations) as the purchase price therefor the full amount of all the ABL Obligations or Term Loan Obligations, as applicable, then outstanding and unpaid (including 100% of the principal amount thereof or, in the case of Obligations owed with respect to Hedging Agreements, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such time, and all accrued and unpaid interest and fees thereon, as well as all expenses, including reasonable attorneys’ fees and legal expenses but specifically excluding any prepayment premium, termination or similar fees), (b) furnish cash collateral to the applicable Agent in a manner and in such amounts as such Agent determines is reasonably necessary (but not to exceed 105% of the amount then reasonably estimated by the applicable Agent to be the aggregate outstanding amount of such letters of credit at such time) to secure the letter of credit issuing banks in connection with any issued and outstanding letters of credit, (c) with respect to a purchase of the ABL Obligations, furnish cash collateral to the ABL Agent in a manner and in such amounts as the ABL Agent determines is reasonably necessary to secure the ABL Lender Hedging Obligations and ABL Lender Cash Management Obligations, (d) with respect to a purchase of the Term Loan Obligations, furnish cash collateral to the First Lien Term Loan Agent in a manner and in such amounts as the First Lien Term Loan Agent determines is reasonably necessary to secure the First Lien Term Loan Lender Hedging Obligations and First Lien Term Loan Lender Cash Management Obligations, (e) agree to reimburse the applicable Agent, Lenders and letter of credit issuing banks for any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above, (f) with respect to a purchase of the ABL Obligations, agree to reimburse the ABL Agent and ABL Lenders for any checks or other payments provisionally credited to the ABL Obligations, and/or as to which the ABL Agent has not yet received final payment, (g) agree to reimburse the ABL Lenders and Term Loan Lenders in respect of indemnification obligations of the ABL Loan Parties or the Term Loan Parties, as applicable, as to matters or circumstances known to the ABL Agent, or the applicable Term Loan Agent, as applicable, at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the ABL Lenders or the Term Loan Lenders, as applicable, and (h) agree to indemnify and hold harmless the ABL Lenders or the Term Loan Lenders, as applicable, from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the ABL Obligations or the applicable Term Loan Obligations, as applicable, as a direct result of any acts by any ABL Lender or any Term Loan Lender, as applicable, occurring after the date of such purchase and related to the purchased Obligations. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account in New York, New York as the ABL Agent or the applicable Term Loan Agent, as applicable, may designate in writing for such purpose.

7.4 Limitation on Representations and Warranties. Any purchase under this Section 7 shall be expressly made without representation or warranty of any kind by any selling party (or the ABL Agent or the applicable Term Loan Agent) and without recourse of any kind, except that the selling party shall represent and warrant: (a) the amount of the ABL Obligations or Term Loan Obligations, as applicable, being purchased from it, (b) that such ABL Lender or Term Loan Lender, as applicable, owns the ABL Obligations or Term Loan Obligations, as applicable, free and clear of any Liens or encumbrances and (c) that such ABL Lender or Term Loan Lender, as applicable, has the right to assign such ABL Obligations or Term Loan Obligations, as applicable, and the assignment is duly authorized.

SECTION 8. RELIANCE; WAIVERS; ETC.

8.1 Reliance. The consent by the First Priority Lenders to the execution and delivery of the Second Priority Documents to which the First Priority Lenders have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Priority Lenders to the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, any other ABL Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. The Second Priority Agent, on behalf of itself and each applicable Second Priority Lender, acknowledges that it and the applicable Second Priority Lenders are not entitled to rely on any credit decision or other decisions made by the First Priority Agent or any First Priority Lender in taking or not taking any action under the applicable Second Priority Document or this Agreement.

8.2 No Warranties or Liability. Except as set forth in Section 9.14, neither the First Priority Agent nor any First Priority Lender shall have been deemed to have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Priority Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The First Priority Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the First Priority Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First Priority Lenders may manage their loans and extensions of credit without regard to any rights or interests that any Second Priority Agent or any of the Second Priority Lenders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First Priority Agent nor any First Priority Lender shall have any duty to any Second Priority Agent or any Second Priority Lender to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, any other ABL Borrower or any Subsidiary (including the Second Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Notwithstanding anything to the contrary herein contained, none of the parties hereto waives any claim that it may have against a Term Loan Agent or the ABL Agent, as applicable, on the grounds that any sale, transfer or other disposition by such Term Loan Agent or ABL Agent (as applicable) was not commercially reasonable to the extent required by the Uniform Commercial Code, the PPSA, the Mortgages Act or other applicable law. Except as expressly set forth in this Agreement, the First Priority Agent, the First Priority Lenders, the Second Priority Agent and the Second Priority Lenders have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the First Priority Claims, the Second Priority Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Lead Borrower’s, the Canadian Borrowers’, the Additional US Borrowers’ any other ABL Borrower’s or other Grantor’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

8.3 Obligations Unconditional. All rights, interests, agreements and obligations of the First Priority Agent and the First Priority Lenders, and the Second Priority Agent and the Second Priority Lenders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Priority Documents or any Second Priority Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Claims or Second Priority Claims, or any amendment or waiver or other modification, including, subject to Sections 4.2 and 4.3 hereof, any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the ABL Credit Agreement or any other ABL Loan Document or of the terms of the Term Loan Credit Agreements or any other Term Loan Document;

(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Claims or Second Priority Claims or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, any other ABL Borrower or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, any other ABL Borrower or any other Grantor in respect of the First Priority Claims, or of any Second Priority Agent or any Second Priority Lenders in respect of this Agreement.

SECTION 9. MISCELLANEOUS.

9.1 Conflicts. Subject to Section 9.18 and Section 9.19, in the event of any conflict between the provisions of this Agreement and the provisions of any ABL Loan Document or any Term Loan Document, the provisions of this Agreement shall govern and control. Notwithstanding the foregoing, solely as among the Term Loan Lenders, in the event of any conflict between this Agreement and any First Lien/Second Lien Intercreditor Agreement, the First Lien/Second Lien Intercreditor Agreement shall govern and control.

9.2 Term of this Agreement; Severability.

(a) This is a continuing agreement of Lien subordination and the First Priority Lenders may continue, at any time and without notice to the Second Priority Agent or any Second Priority Lender, to extend credit and other financial accommodations and lend monies to or for the benefit of the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, any other ABL Borrower or any other Grantor constituting First Priority Claims in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b) This Agreement shall terminate and be of no further force and effect:

(i) with respect to the ABL Agent, the ABL Lenders and the ABL Claims, upon the Discharge of ABL Claims, subject to the rights of the ABL Lenders under Section 6.5; and

(ii) with respect to the Term Loan Agents, the Term Loan Lenders and the Term Loan Claims, upon the Discharge of Term Loan Claims, subject to the rights of the Term Loan Lenders under Section 6.5.

9.3 Amendments; Waivers.

(a) No amendment, modification or waiver of any of the provisions of this Agreement by the ABL Agent or the Term Loan Agents shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent (on instructions of the applicable Required Lenders), if any, and any such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, the other ABL Borrowers and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except in the case of any amendment or waiver that could reasonably be expected to be adverse to the interests, rights, liabilities or privileges of any Grantor or imposes additional duties or obligations on any Grantor, which shall require the written consent of the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers and the other ABL Borrowers. The ABL Agent and the Term Loan Agents shall give written notice of any amendment, modification or waiver of any provision of this Agreement to the ABL Lenders, the Term Loan Lenders and the Grantors; provided that the failure to give such notice shall not affect the effectiveness of such amendment, modification or waiver.

(b) Subject to compliance with Section 9.3(d) below, upon any Refinancing in full of the ABL Credit Agreement, the First Lien Credit Agreement or any other Term Loan Credit Agreement as then in effect, the Grantors will be permitted to designate the agreement which Refinances the ABL Credit Agreement, the First Lien Credit Agreement or such other Term Loan Credit Agreement as a replacement ABL Credit Agreement, First Lien Credit Agreement or other Term Loan Credit Agreement, in which case such designated agreement shall thereafter constitute the ABL Credit Agreement, the First Lien Credit Agreement or other Term Loan Credit Agreement, as the case may be, for purposes hereof; provided that each predecessor ABL Credit Agreement, First Lien Credit Agreement or other Term Loan Credit Agreement shall continue to be bound by (and entitled to the benefits of) the provisions hereof (including, without limitation, Section 6.5 hereof) as applied to such agreements, the related agreements and all obligations thereunder prior to the Refinancing thereof.

(c) Subject to compliance with the following clauses (d) through (g), notwithstanding anything in this Section 9.3 to the contrary, this Agreement may be amended from time to time at the request of Holdings in accordance with clauses (d) through (g) below, at Holdings’ expense, and without the consent of the ABL Agent or Term Loan Agent to (i) add other parties holding Future Secured Term Indebtedness to the extent such Indebtedness (and the Liens thereon) are not prohibited by the Term Loan Credit Agreements or the ABL Credit Agreement, (ii) in the case of Future Secured Term Indebtedness that constitutes First Lien Term Loan Claims, (1) establish that the Lien on the ABL Priority Collateral securing such Future Secured Term Indebtedness shall be junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Claims and shall share in the benefits of the ABL Priority Collateral equally and ratably with all Liens on the ABL Priority Collateral securing any other First Lien Term Loan Claims, and (2) provide to the holders of such Future Secured Term Indebtedness (or any agent, trustee, receiver, interim receiver or similar Person thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the ABL Agent) as are provided to the holders of First Lien Term Loan Claims under this Agreement, and (iii) in the case of Future Secured Term Indebtedness that constitutes Second Lien Term Loan Claims, (1) establish that the Lien on the ABL Priority Collateral securing such Future Secured Term Indebtedness shall be junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Claims and First Lien Term Loan Claims and shall share in the benefits of the ABL Priority Collateral equally and ratably with all Liens on the ABL Priority Collateral securing any other Second Lien Term Loan Claims, and (2) provide to the holders of such Future Secured Term Indebtedness (or any agent, trustee, receiver, interim receiver or similar Person thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the ABL Agent) as are provided to the holders of other Term Loan Claims under this Agreement.

(d) Upon the execution and delivery of the ABL Credit Agreement or any Term Loan Credit Agreement (as contemplated by preceding clause (b)) or any Credit Agreement with respect to any Future Secured Term Indebtedness (as contemplated by preceding clause (c)):

(i) Holdings shall deliver to the ABL Agent and each Term Loan Agent an officer’s certificate stating that the applicable Grantors (x) in the case of preceding clause (b), intend to enter or have entered into a Refinancing, in whole or in part, of the ABL Credit Agreement, the First Lien Credit Agreement or any other Credit Agreement, as the case may be, that such agreement shall thereafter (upon any such Refinancing in full) constitute the ABL Credit Agreement, the First Lien Credit Agreement or another Credit Agreement, as the case may be, and certifying that the issuance or incurrence of such Refinancing is permitted by the ABL Credit Agreement and each Term Loan Credit Agreement (exclusive of any such agreement which is then being Refinanced in full), or (y) in the case of preceding clause (c), intend to enter or have entered into a Term Loan Credit Agreement with respect to such Future Secured Term Indebtedness, and certifying that the issuance or incurrence of such Future Secured Term Indebtedness and the Liens securing the Future Secured Term Indebtedness are permitted by the ABL Credit Agreement and each other Term Loan Credit Agreement. The ABL Agent and each Term Loan Agent shall be entitled to rely conclusively on the determination of Holdings that such issuance and/or incurrence does not violate the provisions of the ABL Loan Documents or the Term Loan Documents; provided, however, that such determination will not affect whether or not each applicable Grantor has complied with its undertakings in the ABL Loan Documents or the Term Loan Documents; and (ii) (x) in the case of the preceding clause (b), Holdings shall provide written notice to each then existing ABL Agent and Term Loan Agent of the new ABL Credit Agreement, the new First Lien Credit Agreement or other new Credit Agreement, as the case may be, together with copies thereof, and identifying the new ABL Agent or First Lien Term Loan Agent (as applicable) thereunder (such new agent, the “New ABL Agent” or “New First Lien Term Loan Agent”, as the case may be), and providing its notice information for purposes hereof, and the New ABL Agent or New First Lien Term Loan Agent, as the case may be, shall execute and deliver an Intercreditor Agreement Joinder, or (y) in the case of an amendment to this Agreement with respect to Future Secured Term Indebtedness as contemplated by the preceding clause (c), the Term Loan Agent for such Future Secured Term Indebtedness (a “Future Term Loan Agent”) shall execute and deliver to the ABL Agent and each other Term Loan Agent (1) an Intercreditor Agreement Joinder acknowledging that such holders shall be bound by the terms hereof to the extent applicable to Term Loan Lenders and (2) such intercreditor agreements (including a First Lien Pari Passu Intercreditor Agreement or any First Lien/Second Lien Intercreditor Agreement) as are required under the terms of the Term Loan Documents or as may be required by the other Term Loan Agents.

(e) In each case above, each Term Loan Agent and the ABL Agent shall promptly enter into such documents and agreements (including amendments, restatements, amendments and restatements, supplements or other modifications to this Agreement) as Holdings, any Term Loan Agent or the ABL Agent (but no other Lender) may reasonably request in order to provide to it the rights, remedies and powers and authorities contemplated hereby, in each case consistent in all respects with the terms of this Agreement.

(f) In the case of a designation of a new First Lien Credit Agreement or other Term Loan Credit Agreement with respect to Future Secured Term Indebtedness pursuant to preceding clause (b) or (c), the ABL Agent and any Term Loan Agent shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as Holdings or such New First Lien Term Loan Agent or Future Term Loan Agent shall reasonably request in order to provide to the New First Lien Term Loan Agent or Future Term Loan Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement, and (ii) in the case of clause (b) only, deliver to the New First Lien Term Loan Agent any Pledged Collateral (to the extent constituting Term Loan Priority Collateral) held by the ABL Agent or (subject to the terms of any applicable First Lien/Second Lien Intercreditor Agreement) such other Term Loan Agent as designated by the New First Lien Term Loan Agent, together with any necessary endorsements (or otherwise allow the New First Lien Term Loan Agent to obtain control of such Pledged Collateral). Each New First Lien Term Loan Agent and Future Term Loan Agent shall agree to be bound by the terms of this Agreement. If the new Term Loan Claims under the new Term Loan Documents are secured by assets of the Grantors of the type constituting Term Loan Priority Collateral that do not also secure the ABL Claims, then the ABL Claims shall be secured at such time by a Lien on such assets to the same extent provided in the ABL Collateral Documents with respect to the other Term Loan Priority Collateral. If the new Term Loan Claims under the new Term Loan Documents are secured by assets of the Grantors of the type constituting ABL Priority Collateral that do not also secure the ABL Claims, then the ABL Claims shall be secured at such time by a Lien on such assets to the same extent provided in the ABL Collateral Documents with respect to the other ABL Priority Collateral.

(g) It is understood that the ABL Agent and the Designated Term Loan Agent, without the consent of any other ABL Lender or Term Loan Lender, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional Indebtedness or other obligations of any of the Grantors become Term Loan Obligations or ABL Obligations, as the case may be, under this Agreement (such Indebtedness or other obligations, “Additional Debt”), which supplemental agreement shall, if applicable, specify whether such Additional Debt constitutes Term Loan Obligations or ABL Obligations; provided that such Additional Debt is permitted to be incurred under the ABL Credit Agreement and any Term Loan Credit Agreement then extant in accordance with the terms thereof. Each such supplemental agreement (x) shall be in form and substance reasonably satisfactory to the ABL Agent and the Designated Term Loan Agent, (y) shall be executed by the agent with respect to the applicable series of Additional Debt (and, upon the effectiveness of such supplemental agreement, such agent shall become an “ABL Agent” or a “Term Loan Agent”, as the case may be, hereunder) and (z) shall provide, in a manner satisfactory to the ABL Agent and the Designated Term Loan Agent, that the agent with respect to any applicable series of Additional Debt and each holder of such series of Additional Debt shall be subject to and bound by the provisions of this Agreement, as so supplemented, in its capacity as a holder of such series of Additional Debt.

9.4 Information Concerning Financial Condition of the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, the other ABL Borrowers and the

Subsidiaries. No ABL Agent nor any ABL Lender shall have any obligation to any Term Loan Agent or any Term Loan Lender to keep any Term Loan Agent or any Term Loan Lender informed of, and each Term Loan Agent and the Term Loan Lenders shall not be entitled to rely on, the ABL Agent or the ABL Lenders with respect to, (a) the financial condition of the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, the other ABL Borrowers and the Grantors and all endorsers and/or guarantors of the ABL Claims or the Term Loan Claims and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Claims or the Term Loan Claims. No Term Loan Agent or any Term Loan Lender shall have any obligation to the ABL Agent or any ABL Lender to keep the ABL Agent or any ABL Lender informed of, and the ABL Agent and the ABL Lenders shall not be entitled to rely on, any Term Loan Agent or the Term Loan Lenders with respect to, (a) the financial condition of the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, the other ABL Borrowers and the Grantors and all endorsers and/or guarantors of the ABL Claims or the Term Loan Claims and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Claims or the Term Loan Claims. The ABL Agent, the ABL Lenders, the Term Loan Agents and the Term Loan Lenders shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the ABL Agent, any ABL Lender, any Term Loan Agent or any Term Loan Lender, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party (and Holdings and the Lead Borrower acknowledge that any such party may do so), it or they shall be under no obligation (w) to make, and the ABL Agent, the ABL Lenders, the Term Loan Agents and the Term Loan Lenders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. The Grantors agree that any information provided to the ABL Agent, the Term Loan Agents, any other ABL Lender or any other Term Loan Lender may be shared by such person with any of the other Lenders notwithstanding a request or demand by such Grantor that such information be kept confidential; provided that such information shall otherwise be subject to the respective confidentiality provisions in the ABL Credit Agreement and each of the Term Loan Credit Agreements, as applicable.

9.5 Subrogation. Each Term Loan Agent, for and on behalf of itself and the applicable Term Loan Lenders, agrees that no payment to the ABL Agent or any ABL Lender pursuant to the provisions of this Agreement shall entitle such Term Loan Agent or any Term Loan Lender to exercise any rights of subrogation in respect thereof until the Discharge of ABL Claims shall have occurred. Following the Discharge of ABL Claims, the ABL Agent agrees to execute such documents, agreements and instruments as any Term Loan Agent or any Term Loan Lender may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Claims resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof. The ABL

Agent, for and on behalf of itself and the ABL Lenders, agrees that no payment to any Term Loan Agent or any Term Loan Lender pursuant to the provisions of this Agreement shall entitle the ABL Agent or any ABL Lender to exercise any rights of subrogation in respect thereof until the Discharge of Term Loan Claims shall have occurred. Following the Discharge of Term Loan Claims, each Term Loan Agent agrees to execute such documents, agreements and instruments as the ABL Agent or any ABL Lender may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Loan Claims resulting from payments to the applicable Term Loan Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Term Loan Agent are paid by such Person upon request for payment thereof.

9.6 Application of Payments.

(a) Except as otherwise provided herein, all payments received by the ABL Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the ABL Claims as the ABL Lenders, in their sole discretion, deem appropriate, consistent with the terms of the ABL Loan Documents. Except as otherwise provided herein, each Term Loan Agent, on behalf of itself and each applicable Term Loan Lender, assents to any such extension or postponement of the time of payment of the ABL Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange, release or discharge of any security that may at any time secure any part of the ABL Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

(b) Except as otherwise provided herein, all payments received by the Term Loan Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the Term Loan Claims as the Term Loan Lenders, in their sole discretion, deem appropriate, consistent with the terms of the Term Loan Documents. Except as otherwise provided herein, the ABL Agent, on behalf of itself and each ABL Lender, assents to any such extension or postponement of the time of payment of the Term Loan Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange, release or discharge of any security that may at any time secure any part of the Term Loan Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

9.7 Consent to Jurisdiction; Waivers. The parties hereto consent to the exclusive jurisdiction of any state or federal court located in New York, New York (the “New York Courts”), and consent that all service of process may be made by registered mail directed to such party as provided in Section 9.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY

OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.8 Notices. All notices to the ABL Lenders and the Term Loan Lenders permitted or required under this Agreement may be sent to the ABL Agent or the applicable Term Loan Agent as provided in the ABL Credit Agreement or the applicable Term Loan Credit Agreement. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties and as otherwise provided in the ABL Loan Documents and the Term Loan Documents. The ABL Agent and each Term Loan Agent hereby agree to promptly notify each other Agent upon payment in full in cash of all Indebtedness under the ABL Loan Documents (and, in the case of the ABL Loan Documents and any applicable Term Loan Documents, a corresponding termination of all commitments to lend thereunder), in the case of the ABL Agent, or the applicable Term Loan Documents, in the case of a Term Loan Agent (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

9.9 Further Assurances. The ABL Agent, on behalf of itself and each ABL Lender, and each Term Loan Agent, on behalf of itself and each Term Loan Lender, agrees that each of them shall take such further action and shall execute and deliver to the ABL Agent, the ABL Lenders, each Term Loan Agent and the Term Loan Lenders such additional documents and instruments (in recordable form, if requested) as the ABL Agent, the ABL Lenders, each Term Loan Agent or the Term Loan Lenders may reasonably request, at the expense of Holdings, to effectuate the terms of and the Lien priorities contemplated by this Agreement.

9.10 Governing Law. This Agreement has been delivered and accepted in and shall be deemed to have been made in New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

9.11 Specific Performance. Each First Priority Agent may demand specific performance of this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Lender, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First Priority Agent.

9.12 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

9.13 Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic transmission, each of which shall be an original and all of which shall together constitute one and the same document.

9.14 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The ABL Agent represents and warrants that this Agreement is binding upon the ABL Lenders. Each Term Loan Agent represents and warrants that this Agreement is binding upon the applicable Term Loan Lenders. In furtherance of and without limiting the foregoing representations, by accepting the benefits of this Agreement and the other ABL Loan Documents, each ABL Lender authorizes the ABL Agent to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith. By accepting the benefits of this Agreement and the other applicable Term Loan Documents, each Term Loan Lender authorizes the Term Loan Agent under such Term Loan Documents to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith.

9.15 No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of ABL Claims and Term Loan Claims. No other Person shall have or be entitled to assert rights or benefits hereunder; provided, that the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, the other ABL Borrowers and the other Grantors shall be express third party beneficiaries of, and shall be entitled to rely on and enforce the provisions of, Sections 6.1, 6.3(d), 6.9 and 9.3. Without limiting the generality of the foregoing, any person to whom a Lender assigns or otherwise transfers all or any portion of the ABL Claims or the Term Loan Claims, as applicable, in accordance with the ABL Loan Documents or Term Loan Documents, as the case may be, shall become vested with all the rights and obligations in respect thereof granted to such Lenders, without any further consent or action of the other Lenders.

9.16 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, any other ABL

Borrower or any other Grantor shall include the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, such ABL Borrower or any other Grantor as debtor and debtor-in-possession and any agent, trustee, receiver, interim receiver or similar Person for the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, such ABL Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

9.17 ABL Agent and Term Loan Agents. It is understood and agreed that (i) BofA is entering into this Agreement in its capacities as administrative agent and collateral agent under the ABL Credit Agreement and the provisions of Section 8 of the ABL Credit Agreement applicable to BofA as administrative agent and collateral agent thereunder shall also apply to BofA as the ABL Agent hereunder and (ii) Royal Bank is entering into this Agreement in its capacities as administrative agent and collateral agent under the First Lien Credit Agreement and the provisions of Section 8 of the First Lien Credit Agreement applicable to Royal Bank as administrative agent or collateral agent thereunder shall also apply to Royal Bank as a Term Loan Agent hereunder.

9.18 Limitation on Term Loan Agents’ and ABL Agent’s Responsibilities.

(a) The Term Loan Agents and the ABL Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or willful misconduct.

(b) Neither the Term Loan Agents nor the ABL Agent shall be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default (under, and as defined in, any Credit Agreement) unless and until the applicable Term Loan Agents or the ABL Agent (as applicable) shall have received a written notice of such Event of Default or a written notice from any Grantor or any Lender to such Person in such capacity indicating that such an Event of Default has occurred. Neither the Term Loan Agents nor the ABL Agent shall have any obligation either prior to or after receiving such notice to inquire whether such an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

9.19 Relationship with Other Intercreditor Agreements.

(a) The purpose of this Agreement is to define the relative rights and priorities between the ABL Lenders as one class and the Term Loan Lenders as another class. This Agreement is the “ABL Intercreditor Agreement” referred to in each of the ABL Credit Agreement and the Term Loan Credit Agreements.

(b) As among the Term Loan Lenders holding First Lien Term Loan Claims, any First Lien Pari Passu Intercreditor Agreement shall define the relative rights and priorities of such Term Loan Lenders with respect to the Common Collateral. As among the Term Loan Lenders holding First Lien Term Loan Claims and Term Loan

Lenders holding Second Lien Term Loan Claims, any First Lien/Second Lien Intercreditor Agreement shall define the relative rights and priorities of such Term Loan Lenders with respect to the Common Collateral. As among the Term Loan Lenders, nothing herein (including Section 6.8) is intended to alter their relative rights and obligations, which shall be governed by any First Lien Pari Passu Intercreditor Agreement and/or any First Lien/Second Lien Intercreditor Agreements, or to require that such rights and obligations be treated as a single class in any Insolvency or Liquidation Proceeding.

9.20 Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(d) or (e)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the ABL Credit Agreement, any Term Loan Credit Agreement or any other ABL Loan Document or Term Loan Document or permit Holdings, the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, any other ABL Borrower or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the ABL Credit Agreement or any other ABL Loan Documents or any Term Loan Credit Agreement or any other Term Loan Document, (b) change the relative priorities of the ABL Claims or the Liens granted under the ABL Loan Documents on the ABL Collateral (or any other assets) as among the ABL Lenders or change the relative priorities of the Term Loan Claims or the Liens granted under the Term Loan Documents on the Term Loan Collateral (or any other assets) as among the Term Loan Lenders, (c) otherwise change the relative rights of the ABL Lenders in respect of the Collateral as among such ABL Lenders or the relative rights of the Term Loan Lenders in respect of the Term Loan Collateral as among such Term Loan Lenders or (d) obligate Holdings, the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, any other ABL Borrower or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the ABL Credit Agreement or any other ABL Loan Document or any Term Loan Credit Agreement or any other Term Loan Document. None of Holdings, the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, any other ABL Borrower or any Subsidiary shall have any rights hereunder except as expressly set forth herein (including as set forth in Section 9.3).

9.21 Additional Grantors. Holdings will promptly cause each Person that becomes a Grantor (other than a Collateral Foreign Subsidiary, for so long as it remains so) to execute and deliver to the ABL Agent and the Term Loan Agents party hereto an acknowledgment to this Agreement substantially in the form of Exhibit A, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person that becomes a Grantor (other than a Collateral Foreign Subsidiary, for so long as it remains so) at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if the same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ROYAL BANK OF CANADA, as First Lien Term Loan Agent

By:	/s/ Susan Khokher
Name: Susan Khokher
Title: Manager, Agency

Address:	Royal Bank of Canada
200 Bay Street, 12th Fl. South Tower
Toronto, Ontario M5J 2W7
Attention: Manager, Agency Services Group
Facsimile:	(416) 842-4023

[Signature Page to ABL Intercreditor Agreement]

BANK OF AMERICA, N.A., as ABL Agent

By:	/s/ Carlos Gil
Name: Carlos Gil
Title: Senior Vice President

Address:	333 S. Hope Street, 19th Floor
CA9-193-13-33
Los Angeles, CA 90071
Facsimile:	(877) 207-2399

[Signature Page – ABL Intercreditor Agreement]

ACKNOWLEDGMENT

Holdings, the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, each other ABL Borrower and each other Grantor hereby acknowledge that they have received a copy of this Agreement as in effect on the date hereof and consent thereto, agree to recognize all rights granted thereby to the ABL Agent, the ABL Lenders, the Term Loan Agents and the Term Loan Lenders (including pursuant to Section 9.4 hereof) and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement as in effect on the date hereof. Holdings, the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, each other ABL Borrower and each other Grantor further acknowledge and agree that (except as set forth in Section 9.15 hereof) they are not intended beneficiaries or third party beneficiaries under this Agreement and (i) as between the ABL Lenders, the Lead Borrower, the Canadian Borrowers, the Additional US Borrowers, the other ABL Borrowers and other Grantors, the ABL Loan Documents remain in full force and effect as written and are in no way modified hereby and (ii) as between the Term Loan Lenders, the Lead Borrower and other Grantors, the Term Loan Documents remain in full force and effect as written and are in no way modified hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

HOLDINGS:

FBM ALPHA LLC

By:	/s/ John J. Gorey
Name: John J. Gorey
Title: Chief Financial Officer

BORROWER:

FOUNDATION BUILDING MATERIALS HOLDING COMPANY LLC

By:	/s/ John J. Gorey
Name: John J. Gorey
Title: Chief Financial Officer

ADDITIONAL US BORROWERS:

FOUNDATION BUILDING MATERIALS, LLC

By:	/s/ John J. Gorey
Name: John J. Gorey
Title: Chief Financial Officer

FBM LOGISTICS, LLC

By:	/s/ John J. Gorey
Name: John J. Gorey
Title: Chief Financial Officer

CANADIAN BORROWERS:

FBM CANADA GSD, INC.

By:	/s/ John J. Gorey
Name: John J. Gorey
Title: Chief Financial Officer

[Signature Page to ABL Intercreditor Agreement]

CANADIAN GUARANTORS:

FBM CANADA SPI, INC.

By:	/s/ John J. Gorey
Name: John J. Gorey
Title: Chief Financial Officer

[Signature Page to ABL Intercreditor Agreement]

SCHEDULE I

to the ABL Intercreditor Agreement

Provisions for Credit Agreements:

“Reference is made to the ABL Intercreditor Agreement dated as of August 13, 2018, (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”), among Bank of America, N.A., as ABL Agent, Royal Bank of Canada, as First Lien Term Loan Agent (as defined therein), Foundation Building Materials Holding Company LLC, FBM Alpha LLC and each other party from time to time party thereto. Each Lender hereunder (a) acknowledges that it has received a copy of the ABL Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the ABL Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the ABL Intercreditor Agreement and (d) authorizes and instructs the [Administrative Agent] to enter into the ABL Intercreditor Agreement as Agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the lenders under the [First Lien][ABL] Credit Agreement to permit the incurrence of Indebtedness under this Agreement and to extend credit to the Lead Borrower[s] and such Lenders are intended third party beneficiaries of such provisions.”

Provision for Security Documents:

“Reference is made to the Intercreditor Agreement dated as of August 13, 2018, (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”), among Bank of America, N.A., as ABL Agent, Royal Bank of Canada, as First Lien Term Loan Agent (as defined therein), Foundation Building Materials Holding Company LLC, FBM Alpha LLC and each other party from time to time party thereto. Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Collateral Agent][Administrative Agent], for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the [Collateral Agent][Administrative Agent] and the other Secured Parties are subject to the provisions of the ABL Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the ABL Intercreditor Agreement and this Agreement, the provisions of the ABL Intercreditor Agreement shall control.”

EXHIBIT A

to the ABL Intercreditor Agreement

[FORM OF]

ABL INTERCREDITOR AGREEMENT JOINDER

Reference is made to the ABL Intercreditor Agreement, or otherwise modified from time to time, the “Intercreditor Agreement”), between Bank of America, N.A. (“BofA”), in its capacity as administrative agent and collateral agent and trustee (together with its successors and assigns in such capacities, the “ABL Agent”) for the financial institutions, lenders and investors party from time to time to any ABL Credit Agreement referred to below, ROYAL BANK OF CANADA (“Royal Bank”), in its capacities as administrative agent and collateral agent and trustee (together with its successors and assigns in such capacities, the “First Lien Term Loan Agent”) for the financial institutions, lenders and investors party from time to time to the First Lien Credit Agreement referred to below, FBM ALPHA LLC, a Delaware limited liability company (including its permitted successors, “Holdings”), FOUNDATION BUILDING MATERIALS HOLDING COMPANY LLC, a Delaware limited liability company (including its permitted successors, the “Borrower”) and certain subsidiaries of Holdings from time to time party hereto. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

This ABL Intercreditor Agreement Joinder, dated as of [•] [•], 201[•] (this “Joinder”), is being delivered pursuant to requirements of the Intercreditor Agreement.

1 Joinder. The undersigned, [•], [as a Grantor]2 [as a [[New ABL Agent, on behalf of itself and the applicable ABL Lenders][New First Lien Term Loan Agent, on behalf of itself and the new First Lien Term Loan Lenders][Future Term Loan Agent, on behalf of itself and the applicable Term Loan Lenders],3 to become party to the Intercreditor Agreement as a [Grantor][New ABL Lender][New Term Loan Lender] thereunder for all purposes thereof on the terms set forth therein, and to be bound by the terms, conditions and provisions of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

2 Agreements. The undersigned [Grantor][New ABL Lender][New Term Loan Lender] hereby agrees, for the enforceable benefit of all existing and future ABL Lenders and all existing and future Term Loan Lenders that the undersigned is [(and the

[2]	Include if signing as Grantor.
[3]	Include if signing as New ABL Agent, a New First Lien Term Loan Agent or Future Term Loan Agent pursuant to Section 9.3 of the Intercreditor Agreement.

[ABL Lenders][Term Loan Lenders] represented by it are)]4 bound by the terms, conditions and provisions of the Intercreditor Agreement to the extent set forth therein.

3 Notice Information. The address of the undersigned [Grantor][New ABL Lender][New Term Loan Lender] for purposes of all notices and other communications hereunder and under the Intercreditor Agreement is [•], Attention of [•] (Facsimile No. [•][, electronic mail address: [•]]).

4 Counterparts. This Joinder may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed signature page to this Joinder by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually signed counterpart of this Joinder.

5 Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6 Loan Document. This Joinder shall constitute a [Loan Document], under and as defined in, each Credit Agreement.

7 Miscellaneous. The provisions of Section 9 of the Intercreditor Agreement will apply with like effect to this Joinder.

[Signature Pages Follow]

[4]	Include if signing as a New ABL Agent or New Term Loan Agent and select appropriate secured party reference.

2

IN WITNESS WHEREOF, the undersigned has caused this Intercreditor Agreement Joinder to be duly executed by its authorized representative, and the ABL Agent and each Term Loan Agent has caused the same to be accepted by its authorized representative, as of the day and year first above written.

[NAME OF GRANTOR/ADDITIONAL SECURED PARTY],

AS [ ]

By:

Name:
Title:

[Signature Page – ABL Intercreditor Agreement Joinder]

Acknowledged and Agreed to by:

ROYAL BANK OF CANADA, as First Lien Term Loan Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page – ABL Intercreditor Agreement Joinder]

Acknowledged and Agreed to by:

BANK OF AMERICA, N.A., as ABL Agent

By:
Name:
Title:

[Signature Page – ABL Intercreditor Agreement Joinder]